===============================================================================


                        SALE AND SERVICING AGREEMENT


                                by and among


                       MMCA AUTO OWNER TRUST 2000-1,

                                as the Trust

                        MMCA AUTO RECEIVABLES TRUST,

                                 as Seller


                                    and


                 MITSUBISHI MOTORS CREDIT OF AMERICA, INC.,

                                as Servicer



                         Dated as of August 1, 2000


===============================================================================



                             TABLE OF CONTENTS

                                                                          Page

                                 ARTICLE I

                                DEFINITIONS

SECTION 1.1  Definitions.....................................................1

SECTION 1.2  Other Definitional Provisions..................................24

SECTION 1.3  Business Day Certificate.......................................25


                                 ARTICLE II

                               TRUST PROPERTY

SECTION 2.1  Conveyance of Trust Property...................................26

SECTION 2.2  Representations and Warranties of the Seller as to the
             Receivables.....................................................31

SECTION 2.3  Repurchase upon Breach.........................................37

SECTION 2.4  Custody of Receivable Files....................................38

SECTION 2.5  Duties of Servicer as Custodian................................38

SECTION 2.6  Instructions; Authority to Act.................................39

SECTION 2.7  Custodian's Indemnification....................................40

SECTION 2.8  Effective Period and Termination...............................40


                                ARTICLE III

                      ADMINISTRATION AND SERVICING OF
                       RECEIVABLES AND TRUST PROPERTY

SECTION 3.1  Duties of Servicer.............................................40

SECTION 3.2  Collection and Allocation of Receivable Payments...............44

SECTION 3.3  Realization upon Receivables...................................46

SECTION 3.4  Physical Damage Insurance......................................47

SECTION 3.5  Maintenance of Security Interests in Financed Vehicles.........47

SECTION 3.6  Covenants of Servicer..........................................47

SECTION 3.7  Purchase by Servicer upon Breach...............................47

SECTION 3.8  Servicing Compensation.........................................48

SECTION 3.9  Servicer's Certificate.........................................48

SECTION 3.10 Annual Statement as to Compliance; Notice of Event of
             Servicing Termination..........................................49

SECTION 3.11 Annual Independent Certified Public Accountants' Reports.......49

SECTION 3.12 Access to Certain Documentation and Information
             Regarding Receivables..........................................50

SECTION 3.13 Reports to the Commission......................................50

SECTION 3.14 Reports to Rating Agencies.....................................50


                                 ARTICLE IV

                 DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS
                   TO CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 4.1  Accounts.......................................................50

SECTION 4.2  Collections....................................................56

SECTION 4.3  Application of Collections.....................................57

SECTION 4.4  Advances.......................................................57

SECTION 4.5  Additional Deposits............................................59

SECTION 4.6  Allocation of Total Available Funds............................59

SECTION 4.7  Reserve Account................................................61

SECTION 4.8  Pre-Funding and Reinvestment Account...........................63

SECTION 4.9  Negative Carry Account.........................................64

SECTION 4.10  Net Deposits..................................................64

SECTION 4.11  Statements to Noteholders and Certificateholders..............64

SECTION 4.12  Control of Securities Accounts................................66

SECTION 4.13  Pre-Funding and Reinvestment Period...........................66


                                 ARTICLE V

                   YIELD SUPPLEMENT LETTER OF CREDIT AND
                        THE YIELD SUPPLEMENT ACCOUNT

SECTION 5.1  Yield Supplement Letter of Credit and the Yield
             Supplement Account.............................................67


                                 ARTICLE VI

                                 THE SELLER

SECTION 6.1  Representations, Warranties and Covenants of Seller............69

SECTION 6.2  Liability of Seller; Indemnities...............................71

SECTION 6.3  Merger or Consolidation of, or Assumption of the
             Obligations of, Seller.........................................72

SECTION 6.4  Limitation on Liability of Seller and Others...................73

SECTION 6.5  Seller May Own Notes or Certificates...........................73


                                ARTICLE VII

                                THE SERVICER

SECTION 7.1  Representations and Warranties of Servicer.....................73

SECTION 7.2  Liability of Servicer; Indemnities.............................75

SECTION 7.3  Merger or Consolidation of, or Assumption of the
             Obligations of, Servicer.......................................76

SECTION 7.4  Limitation on Liability of Servicer and Others.................77

SECTION 7.5  Servicer Not to Resign.........................................77

SECTION 7.6  Servicer May Own Notes or Certificates.........................77


                                ARTICLE VIII

                           SERVICING TERMINATION

SECTION 8.1  Events of Servicing Termination................................78

SECTION 8.2  Indenture Trustee to Act; Appointment of Successor Servicer....79

SECTION 8.3  Effect of Servicing Transfer...................................80

SECTION 8.4  Notification to Noteholders and Certificateholders.............81

SECTION 8.5  Waiver of Past Events of Servicing Termination.................81


                                 ARTICLE IX

                                TERMINATION

SECTION 9.1  Optional Purchase of All Receivables...........................81


                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

SECTION 10.1  Amendment.....................................................82

SECTION 10.2  Protection of Title to Trust..................................83

SECTION 10.3  Governing Law.................................................85

SECTION 10.4  Notices.......................................................86

SECTION 10.5  Severability of Provisions....................................86

SECTION 10.6  Assignment....................................................86

SECTION 10.7  Further Assurances............................................86

SECTION 10.8  No Waiver; Cumulative Remedies................................87

SECTION 10.9  Third-Party Beneficiaries.....................................87

SECTION 10.10 Actions by Noteholder or Certificateholders...................87

SECTION 10.11 Counterparts..................................................87

SECTION 10.12 Agent for Service.............................................87

SECTION 10.13 No Bankruptcy Petition; Subordination; Claims
              Against Seller................................................87

SECTION 10.14 Limitation of Liability of Owner Trustee and
              Indenture Trustee.............................................88

                                 SCHEDULES

SCHEDULE A  Schedule of Initial Receivables...............................SA-1
SCHEDULE B  Location of Receivable Files..................................SB-1

                                  EXHIBITS

EXHIBIT A   Form of Servicer's Certificate.................................A-1
EXHIBIT B   Form of Statement to Noteholders...............................B-1
EXHIBIT C   Form of Statement to Certificateholders........................C-1
EXHIBIT D   Form of Yield Supplement Agreement.............................D-1
EXHIBIT E   Form of Second-Tier Subsequent Assignment......................E-1


            SALE AND SERVICING AGREEMENT, dated as of August 1 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and among MMCA AUTO OWNER TRUST 2000-1, a Delaware business trust (the "Trust"), MMCA AUTO RECEIVABLES TRUST, a Delaware business trust (the "Seller"), and MITSUBISHI MOTORS CREDIT OF AMERICA, INC., a Delaware corporation (the "Servicer").

            WHEREAS, the Trust desires to purchase portfolios of receivables arising in connection with motor vehicle retail installment sale contracts generated by Mitsubishi Motors Credit of America, Inc. in the ordinary course of its business and sold to the Seller as of the date hereof and from time to time hereafter;

            WHEREAS, the Seller is willing to sell such receivables to the Trust as of the date hereof and from time to time hereafter; and

            WHEREAS, Mitsubishi Motors Credit of America, Inc. is willing to service such receivables on behalf of the Trust;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                 ARTICLE I

                                DEFINITIONS

            SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

            "Accrued Note Interest" shall mean, with respect to any Payment Date and each Class of Notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for such Class for such Payment Date.

            "Actuarial Advance" shall mean, with respect to an Actuarial Receivable, the amount, as of the last day of a Collection Period, which is required to be advanced with respect to such Actuarial Receivable by the Servicer pursuant to Section 4.4(a).

            "Actuarial Method" shall mean the method of allocating a fixed level payment on a Receivable between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of one-twelfth (1/12) of the APR on the Receivable multiplied by the scheduled principal balance of the Receivable.

            "Actuarial Receivable" shall mean any Receivable under which the portion of a payment with respect thereto allocable to interest and the portion of a payment with respect thereto allocable to principal is determined in accordance with the Actuarial Method.

            "Adjusted Original Pool Balance" shall mean, as of any date of determination, an amount equal to the sum of (i) the aggregate Adjusted Principal Balance (including the aggregate principal balance of Last Scheduled Payments) of the Initial Receivables as of the Initial Cutoff Date, plus (ii) the aggregate Adjusted Principal Balance (including the aggregate principal balance of Last Scheduled Payments) of all Subsequent Receivables conveyed to the Trust on or prior to such date, in each case as of their respective Subsequent Cutoff Dates.

            "Adjusted Principal Balance" shall mean, with respect to any Receivable as of any date of determination, the Principal Balance of such Receivable, minus the Receivable Yield Supplement Overcollateralization Amount for such Receivable, as of such date.

            "Advance" shall mean an Actuarial Advance or a Last Scheduled Payment Advance, as the context may require.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall have the meaning specified in the recitals hereto.

            "Amount Financed" shall mean, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs.

            "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains the Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations other than purely ministerial activities and which relate to a material portion of the Receivables.

            "APR" of a Receivable shall mean the annual percentage rate of interest stated in the Contract related to such Receivable.

            "Available Funds" shall mean, for any Payment Date, an amount equal to (a) the sum of the following amounts with respect to the related Collection Period: (i) all collections on Receivables, including Payaheads withdrawn from the Payahead Account (but excluding Payaheads deposited into the Payahead Account), the proceeds of sale by the Trust of any Financed Vehicle sold to the Trust upon termination, including a prepayment, of a Final Payment Receivable, minus, with respect to any Payment Date during the Pre-Funding and Reinvestment Period, an amount equal to the sum of (x) the Reinvested Amount for such Payment Date and (y) the Excess Cash, if any, for the related Collection Period that was deposited to the Pre-Funding and Reinvestment Account on the Business Day preceding such Payment Date pursuant to Section 4.13(c); (ii) all Liquidation Proceeds on Defaulted Receivables and any Recoveries; (iii) all extension and deferral fees paid with respect to the Receivables; (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period (net of applicable expenses); (v) all Actuarial Advances and Last Scheduled Payment Advances deposited to the Collection Account on such Payment Date by the Servicer; (vi) amounts paid pursuant to the Yield Supplement Agreement (including amounts, if any, withdrawn from the Yield Supplement Account or the Reserve Account pursuant to Section 5.1(a)(ii)) with respect to the related Collection Period; (vii) the Negative Carry Amount for such Payment Date; (viii) partial prepayments attributable to any refunded item included in the Amount Financed, such as extended warranty protection plan costs or physical damage, credit life or disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to be below the Scheduled Payment as of the related Cutoff Date; (ix) the Pre-Funding and Reinvestment Account Investment Earnings, if any, for the related Collection Period; and (x) with respect to the Payment Date on or immediately following the last day of the Pre-Funding and Reinvestment Period, the Remaining Pre-Funded and Excess Cash Amount; provided, however, that in calculating the Available Funds, all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period (which shall be paid to the Seller or the Servicer, as applicable) will be excluded, minus (b) the aggregate amount of funds described in clause (a) above that are used in the related Collection Period to reimburse the Servicer for the aggregate amount of Advances previously made by the Servicer that are due and payable to the Servicer on such Payment Date.

            "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware or Los Angeles, California shall be authorized or obligated by law, regulation or executive order to be closed.

            "Capped Receivable" shall mean a Simple Interest Receivable that is subject to a cap on the aggregate amount of interest to be paid by the related Obligor during the term of such Receivable.

            "Certificate" shall have the meaning assigned thereto in the Trust Agreement.

            "Certificate Balance" shall mean, as the context may require,
(i) with respect to all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance, as reduced from time to time by all amounts allocable to principal previously distributed to Certificateholders or (ii) with respect to any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomination, as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Certificate; provided, that in determining whether the Holders of the requisite portion or percentage of the Certificate Balance of all of the Certificates have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any other Basic Document, Certificates owned by the Trust, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance (unless such Persons own 100% of the Certificate Balance of the Certificates), except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that a Responsible Officer of the Indenture Trustee, if applicable, and a Responsible Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement, if applicable, knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Trust, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

            "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(e).

            "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Payment Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

            "Certificateholder" shall have the meaning assigned thereto in the Trust Agreement.

            "Closing Date" shall mean August 16, 2000.

            "Collection Account" shall mean the account or accounts established and maintained as such pursuant to Section 4.1(a).

            "Collection Period" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from the Initial Cutoff Date to and including the last day of the month in which the Initial Cutoff Date occurred. As used herein, the Collection Period "related to" a Payment Date or "preceding" a Payment Date refers to the Collection Period that ends on the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

            "Commission" shall mean the Securities and Exchange Commission.

            "Computer Tape" shall mean each computer tape or compact disk generated by the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder on the Closing Date or any Subsequent Transfer Date.

            "Contract" shall mean a motor vehicle retail installment sale contract, including a retail installment contract relating to the sale of an automobile or a sports-utility vehicle for commercial use.

            "Corporate Trust Office" shall mean, as applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Corporate Trust Department, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders, the Owner Trustee and the Seller) or (ii) the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee and the Seller, or the principal corporate trust office of any successor Owner Trustee (of which address such successor Owner Trustee will notify the Certificateholders, the Indenture Trustee and the Seller).

            "Cutoff Date" shall mean the Initial Cutoff Date or any Subsequent Cutoff Date, as the context may require.

            "Dealer" shall mean, with respect to any Receivable, the seller of the related Financed Vehicle who originated and assigned the Receivable relating to such Financed Vehicle to MMCA under a Dealer Agreement.

            "Dealer Agreement" shall mean an agreement between MMCA and a Dealer relating to the assignment of Receivables to MMCA and all documents and instruments relating thereto, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

            "Defaulted Receivable" shall mean a Receivable (other than a Purchased Receivable) as to which (i) the related Financed Vehicle has been repossessed and liquidated, (ii) more than 10% of a Scheduled Payment (including, in the case of a Final Payment Receivable, the amount owed by an Obligor with respect to a Last Scheduled Payment but excluding in each case any Excess Wear and Tear or Excess Mileage) is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or
(iii) the Servicer has determined, in accordance with its customary servicing standards, policies and procedures, that eventual payment in full (including, in the case of a Final Payment Receivable, the amount owed by an Obligor with respect to a Last Scheduled Payment but excluding in each case any Excess Wear and Tear or Excess Mileage) on the Receivable is unlikely and the Servicer has either (x) repossessed and liquidated the related Financed Vehicle or (y) repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, which 90 days shall not be more than 180 days after the date on which a Scheduled Payment was due but not paid.

            "Deferred Payment Receivable" shall mean, any Receivable for which the related Contract specifies that no Scheduled Payment under such Contract shall be due until a date more than 50 days from the date of inception of the such Contract. A Receivable shall cease to be a Deferred Payment Receivable commencing on the last day of the Collection Period preceding the Collection Period in which the first Scheduled Payment is due under the related Contract.

            "Depositor" shall mean the Seller, in its capacity as Depositor under the Trust Agreement.

            "Determination Date" shall mean, with respect to any Collection Period, the seventh Business Day of the next succeeding calendar month (but not later than the tenth calendar day of such month).

            "Eligible Receivable" shall mean, each Initial Receivable as to which the representations and warranties of the Seller in Section 2.2 shall be true and correct in all material respects as of the Initial Cutoff Date, and (ii) each Subsequent Receivable as to which the representations and warranties of the Seller in Section 2.2 shall be true and correct in all material respects as of the applicable Subsequent Cutoff Date.

            "Eligible Servicer" shall mean a Person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under this Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement or the related subservicing agreement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Servicing Termination" shall mean an event specified in Section 8.1.

            "Excess Cash" shall mean, with respect to any Payment Date, the excess, if any, of the Required Reinvestment Amount for such Payment Date, over the aggregate Adjusted Principal Balance on such Payment Date of Eligible Receivables available for acquisition by the Trust pursuant to
Section 4.13(b).

            "Excess Mileage" shall mean, with respect to any Financed Vehicle securing a Final Payment Receivable, the amounts payable by the related Obligor relating to the excess of the number of miles by which such Financed Vehicle has been driven over the number of miles such Financed Vehicle may be driven during the term of the related Final Payment Receivable (as specified in the Contract related to such Final Payment Receivable) without incurring an excess mileage charge pursuant to the related Contract, net of the amount, if any, payable to a third party collection agency as payment of its fees and expenses in connection with collecting such amounts from the related Obligor.

            "Excess Wear and Tear" shall mean, with respect to any Financed Vehicle securing a Final Payment Receivable, all amounts payable by the related Obligor relating to damages to such Financed Vehicle that are not the result of normal wear and tear, as more specifically described in the Contract related to such Final Payment Receivable, net of the amount, if any, payable to a third party collection agency as payment of its fees and expenses in connection with collecting such amounts from the related Obligor.

            "Final Payment Receivable" shall mean all rights and obligations arising under a Contract listed on a Schedule of Receivables which provides for a series of scheduled payments which, if each is made on its scheduled due date, will amortize the initial Level Pay Balance by the due date immediately preceding the maturity date of the Receivable. At maturity of the Final Payment Receivable, the Obligor thereunder will owe (assuming that all payments have been made on their scheduled due dates) an amount consisting of interest for the period from the preceding due date through the maturity date and the remaining Principal Balance of the Receivable. At maturity of the Final Payment Receivable, the Obligor may either (i) pay the remaining Principal Balance of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, (ii) refinance the amount then due, subject to certain conditions or
(iii) sell the Financed Vehicle to MMCA on behalf of the Trust for an amount equal to the Sale Price, and pay any excess of the total amount owed by the Obligor (calculated as in clause (i)) over the Sale Price, and satisfy all other conditions stated under the terms of the Contract.

            "Final Scheduled Maturity Date" shall mean with respect to any Receivable, February 1, 2007.

            "Financed Vehicle" shall mean a new or used automobile or sport-utility vehicle, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

            "Holder" shall mean a Noteholder or a Certificateholder, as the case may be.

            "Indenture" shall mean the Indenture, dated as of August 1, 2000, between the Trust and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Indenture Trustee" shall mean Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

            "Initial Certificate Balance" shall mean, as the context may require, (i) with respect to all of the Certificates, $144,000,015.15, or
(ii) with respect to any Certificate, an amount equal to the initial denomination of such Certificate.

            "Initial Cutoff Date" shall mean July 31, 2000.

            "Initial Payahead Account Deposit" shall mean $90,968.03.

            "Initial Pool Balance" shall mean the aggregate Principal Balance (including the aggregate principal balance of Last Scheduled Payments) of the Initial Receivables as of the close of business on the Initial Cutoff Date, which is $1,691,514,913.43.

            "Initial Receivable" shall mean any Standard Receivable or Final Payment Receivable conveyed by the Seller to the Trust on the Closing Date, as described in the Schedule of Initial Receivables.

            "Initial Weighted Average Rate" shall mean 6.454%.

            "Initial Yield Supplement Amount" shall mean $19,429,064.99

            "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in
(vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

            "Interest Accrual Period" shall mean, with respect to any Payment Date, and with respect to each Class of the Notes, the period from and including the 15th day of the calendar month immediately preceding such Payment Date (or, in the case of the first Payment Date, the Closing Date), to but excluding the 15th day of the calendar month in which such Payment Date occurs.

            "Interest Carryover Shortfall" shall mean, with respect to any Payment Date and any Class of Notes, the excess of the sum of the Monthly Accrued Note Interest for the preceding Payment Date and any outstanding Interest Carryover Shortfall from the close of business on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date with respect to such Class, plus interest on such excess to the extent permitted by law, at the applicable Note Interest Rate for the related Interest Accrual Period.

            "Last Scheduled Payment" shall mean, with respect to each Final Payment Receivable, the amount referred to in the Contract related to such Final Payment Receivable as the "last scheduled payment."

            "Last Scheduled Payment Advance" shall mean, with respect to a Final Payment Receivable, the amount, as of the close of business on the last day of a Collection Period, which is required to be advanced by the Servicer with respect to such Final Payment Receivable pursuant to Section 4.4(b).

            "Last Scheduled Payment Pool Balance" shall mean, for any Payment Date, the aggregate principal balance of Last Scheduled Payments of Final Payment Receivables as of the close of business on the last day of the preceding Collection Period.

            "Last Scheduled Payment Principal Collections" shall mean (a) collections of principal on a Final Payment Receivable that are attributable to Last Scheduled Payments, which includes any collection attributable to principal on a Final Payment Receivable in excess of the initial Level Pay Balance of that Receivable, whether or not such payment is made on the due date of the related Last Scheduled Payment, and including the proceeds of sale (net of expenses) of any Financed Vehicle purchased by MMCA on behalf of the Trust pursuant to the terms of the Receivable and subsequently sold on behalf of the Trust, minus (b) with respect to any Final Payment Receivable with respect to which the Obligor exercises its right to have MMCA, on behalf of the Trust, purchase the related Financed Vehicle, the excess of the purchase price from the Obligor of such Financed Vehicle over the remaining amount owed by the Obligor.

            "Letter of Credit Bank" shall mean any Person having the Required Rating that has provided a Yield Supplement Letter of Credit in accordance with Section 5.1.

            "Level Pay Balance" shall mean, with respect to each Final Payment Receivable, (i) initially the Amount Financed under such Final Payment Receivable minus the principal portion of the Last Scheduled Payment thereon and (ii) thereafter, shall be the amount set forth in clause (i) minus all collections on or with respect to principal on such Receivable other than amounts on deposit in the Payahead Account with respect to future due dates; provided that such Level Pay Balance for any Final Payment Receivable shall not be less than zero.

            "Level Pay Pool Balance" shall mean, for any Payment Date, the sum of (i) the aggregate Level Pay Balance of Final Payment Receivables and
(ii) the aggregate Principal Balance of the Receivables other than Final Payment Receivables, as of the close of business on the last day of the preceding Collection Period.

            "Lien" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

            "Liquidation Proceeds" shall mean, with respect to a Defaulted Receivable, the monies collected from whatever source during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any expenses incurred by the Servicer in connection with collection of such Receivable and the disposition of the Financed Vehicle and (ii) any amounts required by law to be remitted to the Obligor.

            "Long Deferment Period Receivable" shall mean any Deferred Payment Receivable, for which the period from the inception of the Receivable to the date on which the first Scheduled Payment was due is between 11 calendar months and 16 calendar months.

            "Maximum Negative Carry Amount" shall mean, the sum of (i) an amount equal to the Negative Carry Account Initial Deposit, until the Payment Date occurring on October 16, 2000 and, thereafter, zero, plus (ii) as of any Payment Date, an amount equal to the product of (a) the Weighted Average Rate as of such Payment Date minus 2.5%, multiplied by (b) the amount, if any, of Excess Cash on deposit in the Pre-Funding and Reinvestment Account on such Payment Date, multiplied by (c) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the expected end of the Pre-Funding and Reinvestment Period and the denominator of which is 360. The Maximum Negative Carry Amount as of any Payment Date shall be calculated in the manner described in the preceding sentence as an approximation of the maximum aggregate amount of the Negative Carry Amounts for all subsequent Payment Dates.

            "Minimum Adjusted Principal Receivables Balance" shall mean, with respect to each date in the table below, the amount set forth in the table opposite such date:


               August 16, 2000        $1,800,000,015.15
               September 15, 2000     $1,774,476,772.64
               October 16, 2000       $1,749,181,383.62
               November 15, 2000      $1,724,117,154.08
               December 15, 2000      $1,699,287,430.10
               January 15, 2001       $1,674,695,598.28
               February 15, 2001      $1,650,345,086.21
               March 15, 2001         $1,605,221,083.11
               April 16, 2001         $1,560,539,474.86
               May 15, 2001           $1,516,306,554.52

            "Minimum Adjusted Principal Balance of Long Deferment Period Receivables" shall mean, with respect to each date in the table below, the amount set forth opposite such date:

               August 16, 2000        $799,807,920.74
               September 15, 2000     $785,099,775.07
               October 16, 2000       $770,412,172.80
               November 15, 2000      $755,745,724.75
               December 15, 2000      $741,101,050.39
               January 15, 2001       $726,478,777.87
               February 15, 2001      $699,647,936.91
               March 15, 2001         $673,217,501.48
               April 16, 2001         $647,192,745.10
               May 15, 2001           $621,579,000.78

            "Mitsubishi Motors" means, Mitsubishi Motors Corporation, a Japanese corporation, and its successors and assigns, and any Affiliates thereof.

            "MMCA" shall mean Mitsubishi Motors Credit of America, Inc., a Delaware corporation, and its successors and assigns.

            "MMSA" shall mean Mitsubishi Motors Sales of America, Inc., a Delaware corporation, and its successors and assigns.

            "Modified Receivable" shall have the meaning assigned thereto in Section 3.2(a).

            "Monthly Accrued Note Interest" shall mean, with respect to any Payment Date and (i) any Class of Notes, interest accrued for the related Interest Accrual Period at the applicable Note Interest Rate for such Class on the aggregate principal balance of the Notes of such Class as of the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders on or prior to such preceding Payment Date (or, in the case of the first Payment Date, the initial principal amount of the Notes); and (ii) with respect to the Notes collectively, the sum of Monthly Accrued Note Interest for each Class.

            "Monthly Remittance Condition" shall have the meaning assigned thereto in Section 4.1(g).

            "Moody's" shall mean Moody's Investors Service, Inc., or its successors and assigns.

            "Negative Carry Account" shall mean the account established and maintained as such pursuant to Section 4.1(c).

            "Negative Carry Account Initial Deposit" shall mean $725,499.28.

            "Negative Carry Account Shortfall" shall mean, as of any Payment Date, the excess, if any, of the Required Negative Carry Account Balance, over the amount on deposit in the Negative Carry Account (after giving effect to all deposits to and withdrawals from the Negative Carry Account required to be made on such Payment Date and after giving effect to any deposit of Excess Cash to the Pre-Funding and Reinvestment Account on such Payment Date).

            "Negative Carry Amount" shall mean, with respect to any Payment Date, the difference (if positive) between (1) the product of (a) the Monthly Accrued Note Interest for such Payment Date, multiplied by (b) the Pre-Funded and Excess Cash Percentage as of the immediately preceding Payment Date or, in the case of the first Payment Date, the Closing Date, minus (2) the Pre-Funding and Reinvestment Account Investment Earnings for the related Collection Period (or, in the case of the first Payment Date, from the Closing Date until the close of business on August 31, 2000).

            "Note Payment Account" shall mean the account established and maintained as such pursuant to Section 4.1(d).

            "Note Percentage" shall mean, as of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the Notes as of such Payment Date (after giving effect to any payments of principal on such Payment Date), and the denominator of which is an amount equal to the sum of the aggregate principal amount of the Notes and the Certificate Balance, in each case as of such Payment Date (after giving effect to any payment of principal on such Payment Date).

            "Note Pool Factor" shall mean, with respect to any Class of Notes, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. Each Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

            "Noteholder" shall mean a Person in whose name a Note is registered on the Note Register.

            "Obligor" on a Receivable shall mean the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable, or any other Person who owes or may be liable for payments under such Receivable.

            "Officer's Certificate" shall mean a certificate signed by the chairman, the president, any executive vice president, vice president or the treasurer of the Seller or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

            "Opinion of Counsel" shall mean a written opinion of counsel (who, in the case of counsel to the Seller or the Servicer, may be an employee of, or outside counsel to, the Seller or the Servicer), which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

            "Optional Purchase Percentage" shall mean 10%.

            "Original Pool Balance" shall mean, as of any date of determination, an amount equal to the sum of (i) the Initial Pool Balance plus (ii) the aggregate Principal Balance (including the aggregate principal balance of Last Scheduled Payments) of all Subsequent Receivables conveyed to the Trust on or prior to such date as of the close of business on their respective Subsequent Cutoff Dates.

            "Owner Trust Estate" shall have the meaning assigned thereto in the Trust Agreement.

            "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor trustee under the Trust Agreement.

            "Payahead" shall mean, with respect to an Actuarial Receivable, the amount, as of the close of business on the last day of a Collection Period, so designated in accordance with Section 4.3(a) with respect to such Receivable.

            "Payahead Account" shall mean the account established and maintained as such pursuant to Section 4.1(f).

            "Payahead Balance", with respect to an Actuarial Receivable, shall mean the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Actuarial Receivable (including any amount paid by or on behalf of the Obligor prior to the related Cutoff Date that is due on or after the related Cutoff Date and was not used to reduce the principal balance of such Actuarial Receivable), as reduced by applications of previous Payaheads with respect to such Actuarial Receivable, pursuant to Sections 4.3(a) and 4.4.

            "Payment Date" shall mean the 15th day of each month, or if such day is not a Business Day, the immediately following Business Day, commencing on September 15, 2000.

            "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Business Day preceding the next Payment Date which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                  (g) any other investment with respect to which the Trust or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on any Class of Notes or the Certificates.

            "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Pool Balance" shall mean, as of any date of determination, the aggregate Principal Balance of the Receivables (including the aggregate Principal Balance of Last Scheduled Payments) as of the close of business on the last day of the preceding Collection Period or, with respect to any date of determination during the first Collection Period, as of the Initial Cutoff Date, after giving effect to, with respect to such Collection Period, (i) all payments received from Obligors (other than Payaheads),
(ii) all Advances to be made by the Servicer and (iii) all Purchase Amounts to be remitted by the Seller or the Servicer, in each case for such Collection Period, and reduced by the aggregate Principal Balance of Receivables that became Defaulted Receivables during such Collection Period.

            "Pre-Funded and Excess Cash Amount" shall mean, with respect to any date of determination, the amount on deposit in the Pre-Funding and Reinvestment Account on such date exclusive of any interest and other income (net of losses and expenses) on amounts on deposit in the Pre-Funding and Reinvestment Account.

            "Pre-Funded and Excess Cash Percentage" shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Pre-Funded and Excess Cash Amount as of such date of determination (after giving effect to any deposits to and withdrawals from the Pre-Funding and Reinvestment Account on or prior to such date of determination), and the denominator of which is the sum of the Pool Balance (after giving effect to all conveyances of Subsequent Receivables to the Trust on or prior to such date of determination) and the Pre-Funded and Excess Cash Amount (after giving effect to any deposits to and withdrawals from the Pre-Funding and Reinvestment Account on or prior to such date of determination).

            "Pre-Funding and Reinvestment Account" shall mean the account designated as such, established and maintained pursuant to Section 4.1(b).

            "Pre-Funding and Reinvestment Account Investment Earnings" shall mean, with respect to any Collection Period, the interest and other income (net of losses and expenses) earned on amounts on deposit in the Pre-Funding and Reinvestment Account during such Collection Period and deposited to the Pre-Funding and Reinvestment Account on or prior to the related Payment Date.

            "Pre-Funding and Reinvestment Period" shall mean the period from and including the Closing Date and ending on the earliest of: (a) the date on which an Event of Default or an Event of Servicing Termination occurs, (b) the date on which an Insolvency Event occurs with respect to the Seller or the Servicer and (d) the close of business on May 15, 2001.

            "Principal Balance" shall mean, with respect to any Receivable as of any date of determination, the Amount Financed minus the sum of the following amounts: (i) in the case of an Actuarial Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal computed in accordance with the Actuarial Method (to the extent collected or advanced), (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal using the Simple Interest Method (to the extent collected or advanced), (iii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the Amount Financed, and (iv) any prepayment in full or partial prepayment applied to reduce the unpaid principal balance of such Receivable. The Principal Balance of a Defaulted Receivable shall be zero as of the beginning of the Collection Period following the Collection Period in which it became a Defaulted Receivable.

            "Principal Distribution Amount" shall mean, with respect to any Payment Date, (i) the sum of the outstanding principal balance of the Notes plus the Certificate Balance on such Payment Date (prior to any payments on such Payment Date), minus (ii) the sum of (x) the Adjusted Pool Balance as of the last day of the preceding Collection Period, plus (y) the Pre-Funded and Excess Cash Amount on such Payment Date (after giving effect to all withdrawals from or deposits to the Pre-Funding and Reinvestment Account on such Payment Date), plus (iii) with respect to the Payment Date on or immediately following the end of the Pre-Funding and Reinvestment Period, the Remaining Pre-Funded and Excess Cash Amount; provided, however, that on the Final Payment Date for each Class of Notes, the principal required to be deposited in the Note Payment Account shall include the amount necessary (after giving effect to the other amounts to be deposited in the Note Payment Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the Notes of such Class to zero.

            "Program" shall have the meaning assigned thereto in Section
3.11.

            "Purchase Agreement" shall mean the Purchase Agreement, dated as of August 1, 2000, between the Seller and MMCA, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Purchase Amount" shall mean, with respect to a Payment Date and a Receivable to be repurchased by the Seller or purchased by the Servicer on such Payment Date, an amount equal to the sum of (a) the Principal Balance of such Receivable as of the first day of the Collection Period preceding the Collection Period in which such Payment Date occurs and (b) an amount equal to the amount of accrued and unpaid interest on such Principal Balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the due date for payment of such Receivable in the Collection Period preceding the Collection Period in which such Payment Date occurs and, in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

            "Purchased Receivable" shall mean, on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by the Seller pursuant to Section 2.3 hereof or the Servicer pursuant to Section 3.7 or 9.1 hereof.

            "Qualified Institution" shall mean Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, or any depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the states thereof qualified to take deposits and subject to supervision and examination by federal or state banking authorities which at all times has a short-term deposit rating of P-1 by Moody's and A-1 by S&P and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

            "Qualified Trust Institution" shall mean the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company or any other institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the states thereof qualified to take deposits and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long-term deposit rating that satisfies the Rating Agency Condition.

            "Rating Agency" shall mean either S&P or Moody's, and together, the "Rating Agencies." If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Trust, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

            "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

            "Realized Losses" shall mean, with respect to each Payment Date and each Receivable that became a Defaulted Receivable during the related Collection Period, the excess of the Principal Balance of such Defaulted Receivable (including the principal of a Last Scheduled Payment) over the Liquidation Proceeds attributable to such Defaulted Receivable.

            "Receivable File" shall have the meaning assigned thereto in
Section 2.4.

            "Receivable Yield Supplement Amount" shall mean, with respect to each Payment Date and each Receivable that was a Deferred Payment Receivable as of the last day of the preceding Collection Period (other than a Receivable which became a Defaulted Receivable or a Purchased Receivable or any Receivable sold by the Indenture Trustee following an Event of Default pursuant to Section 5.4 of the Indenture), an amount equal to the product of (x) the Adjusted Principal Balance of such Receivable on the first day of the preceding Collection Period, (y) the Initial Weighted Average Rate plus 0.25%, and (z) 1/12.

            "Receivable Yield Supplement Overcollateralization Amount" shall mean, with respect to any Payment Date and any Receivable (other than a Purchased Receivable or a Defaulted Receivable), an amount equal to the excess of (i) the present value of the remaining Scheduled Payments due under such Receivable as of the later to occur of (x) the last day of the preceding Collection Period and (y) the first date on which interest accrues on such Receivable as set forth in the related Contract, discounted at a rate equal to the APR of such Receivable, over (ii) the present value of the remaining Scheduled Payments due under such Receivable as set forth in clause (i) above, discounted at a rate equal to 9.5%. For the purposes of the foregoing calculation the Payahead Balance with respect to any Actuarial Receivable shall be applied to reduce the amount of any Scheduled Payment on the related Actuarial Receivable in the order in which such Scheduled Payments were due.

            "Receivables" shall mean, as of any date of determination, the Initial Receivables together with any Subsequent Receivables conveyed to the Trust as of such date of determination pursuant to Section 2.1(b) hereof or any Second-Tier Subsequent Assignment.

            "Record Date" shall mean, with respect to a Payment Date or Redemption Date, (i) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date or,
(ii) for any Definitive Notes and for the Certificates, the fifteenth
(15th) day of the preceding month, unless such fifteenth (15th) day is not a Business Day, in which case the immediately preceding Business Day.

            "Recoveries" shall mean, with respect to any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, all monies received by the Servicer with respect to such Defaulted Receivable during any Collection Period, net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments on such Receivable required by law to be remitted to the Obligor.

            "Reinvested Amount" shall have the meaning assigned thereto in
Section 4.13(b).

            "Reinvestment Receivable" shall mean with respect to any date, any Subsequent Receivable acquired by Seller and transferred by Seller to the Trust prior to such date, with the proceeds of prepayments on Long Deferment Period Receivables.

            "Relevant UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

            "Remaining Pre-Funded and Excess Cash Amount" shall have the meaning assigned thereto in Section 4.8(b).

            "Required Negative Carry Account Balance" shall mean, as of any Payment Date, the lesser of (x) the Negative Carry Account Initial Deposit, plus all previous deposits to the Negative Carry Account, including any deposits thereto on such Payment Date, minus all previous withdrawals of the Negative Carry Amount from the Negative Carry Account, including any withdrawals of the Negative Carry Amount therefrom on such Payment Date, and (y) the Maximum Negative Carry Amount as of such Payment Date.

            "Required Rating" shall mean a rating on (i) short-term unsecured debt obligations of P-1 by Moody's and (ii) short-term unsecured debt obligations of A-1+ by S&P; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

            "Required Reinvestment Amount" shall mean, with respect to any Payment Date, an amount equal to the lesser of (i) the excess, if any, of
(a) the Minimum Adjusted Principal Balance of Long Deferment Period Receivables, as of such Payment Date, over (b) the sum of (x) the aggregate Adjusted Principal Balance of Long Deferment Period Receivables, as of the last day of the preceding Collection Period, (y) the aggregate Adjusted Principal Balance of Reinvested Receivables as of the last day of the preceding Collection Period, and (z) the Pre-Funded and Excess Cash Amount as of the last day of the preceding Collection Period, and (ii) the excess, if any, of the Minimum Adjusted Receivables Principal Balance, over the Adjusted Principal Balance of all Receivables, in each case, as of such Payment Date.

            "Reserve Account" shall mean the account established and maintained as such pursuant to Section 4.7(a).

            "Reserve Account Advance Draw Amount" shall have the meaning assigned thereto in Section 4.6(b).

            "Reserve Account Amount" shall mean, with respect to any Payment Date, the amount on deposit in the Reserve Account. Unless specifically stated to the contrary, the Reserve Account Amount shall be calculated after giving effect to all deposits and withdrawals therefrom on the prior Payment Date (or, in the case of the first Payment Date, the Closing Date) and all interest and other income (net of losses and investment expenses) on such amounts during the related Collection Period.

            "Reserve Account Initial Deposit" shall mean $15,798,181.38.

            "Reserve Account Property" shall have the meaning assigned thereto in Section 4.7(a).

            "Reserve Account TRP Draw Amount" shall have the meaning assigned thereto in Section 4.6(b).

            "Responsible Officer" shall mean (a) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary, financial services officer or any other officer of the Owner Trustee, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer of the Administrator.

            "Sale Price" shall mean, with respect to any Final Payment Receivable, an amount equal to the Last Scheduled Payment, minus the sum of any charges for Excess Wear and Tear and Excess Mileage and the amount of any disposition fee payable to the Servicer.

            "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successors and assigns.

            "Schedule of Initial Receivables" shall mean the list of Contracts attached hereto as Schedule A (which list may be in the form of computer tape, microfiche, compact disk or other electronic medium).

            "Schedule of Receivables" shall mean the Schedule of Initial Receivables or any Schedule of Subsequent Receivables, as the context may require.

            "Schedule of Subsequent Receivables" shall mean any list of Contracts attached as Schedule A to the related Second-Tier Subsequent Assignment (which list may be in the form of computer tape, microfiche, compact disk or other electronic medium).

            "Scheduled Payment" shall mean, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to modifications of payment terms pursuant to Section 3.2 or any rescheduling in any insolvency or similar proceedings).

            "Second-Tier Subsequent Assignment" shall have the meaning assigned thereto in Section 2.1(d)(ii).

            "Seller" shall mean MMCA Auto Receivables Trust, a Delaware business trust, in its capacity as seller of the Receivables to the Trust under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 6.3.

            "Servicer" shall mean MMCA, in its capacity as Servicer of the Receivables under this Agreement, each successor thereto (in the same capacity) pursuant to Section 7.3, and each successor Servicer appointed and acting pursuant to Section 8.2.

            "Servicer's Certificate" shall have the meaning assigned thereto in Section 3.9.

            "Servicing Fee" shall mean, with respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in Section 3.8.

            "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

            "Simple Interest Method" shall mean the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and a 365-day year) elapsed since the preceding payment was made and the remainder of such payment is allocable to principal.

            "Simple Interest Receivable" shall mean any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

            "Specified Reserve Balance" shall mean, with respect to any Payment Date, the lesser of (a) 2.25% of the Adjusted Original Pool Balance (after giving effect to all conveyances of Subsequent Receivables to the Trust on or prior to such Payment Date) and (b) the outstanding principal amount of the Notes as of such Payment Date (after giving effect to any principal payment made on such Payment Date). Notwithstanding the foregoing, if (i) each Rating Agency delivers a letter to the Indenture Trustee that the use of any new formulation requested by the Seller would not cause a downgrade, qualification or withdrawal of the then current rating on any Class of Notes, and (ii) an Opinion of Counsel to the effect that the proposed change will not adversely affect the status of the Notes as debt is delivered to the Indenture Trustee, then the Specified Reserve Balance may be changed in accordance with such letters without an amendment hereto.

            "Specified Yield Supplement Account Balance" shall mean, (i) on the Closing Date, $19,429,064.99 (ii) as of the close of business on any Payment Date to but excluding the Payment Date occurring on February 15, 2001, an amount equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates, assuming that no prepayments are made on the Deferred Payment Receivables, and (iii) from and after the close of business on the Payment Date occurring on February 15, 2001, zero.

            "Standard Receivable" shall mean all rights and obligations under a Contract listed on a Schedule of Receivables which is not a Final Payment Receivable.

            "Subsequent Cutoff Date", with respect to any Subsequent Receivable, shall have the meaning specified in the related Second-Tier Subsequent Assignment.

            "Subsequent Deferred Payment Receivables" shall mean, Subsequent Receivables that are Long Deferment Period Receivables which will be transferred to the Trust during the Pre-Funding and Reinvestment Period and which will be purchased from the Seller with funds on deposit in the Pre-Funding and Reinvestment Account on the Closing Date. None of the Subsequent Deferred Payment Receivables will be Reinvestment of Receivables.

            "Subsequent Payahead Account Deposit" shall mean, with respect to any Subsequent Transfer Date, cash or Permitted Investments having a value equal to the aggregate amount of the Payahead Balances as of the related Subsequent Cutoff Date of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date.

            "Subsequent Receivable" shall mean any Receivable described in a Schedule of Subsequent Receivables.

            "Subsequent Reserve Account Deposit" shall mean, with respect to any Subsequent Transfer Date, cash or Permitted Investments having a value approximately equal to 1.00% of the aggregate Adjusted Principal Balance of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date as of the close of business on the related Subsequent Cutoff Date.

            "Subsequent Transfer Date" shall mean, with respect to any Subsequent Receivable, the Business Day during the Pre-Funding and Reinvestment Period on which the related Second-Tier Subsequent Assignment is executed and delivered by the Seller to the Trust and the Indenture Trustee pursuant to Section 2.1(d)(ii).

            "Subsequent Yield Supplement Account Deposit" shall mean, with respect to any Subsequent Transfer Date, cash or Permitted Investments having a value approximately equal to the sum of the projected Receivable Yield Supplement Amounts for the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date for all future Payment Dates, assuming the future Scheduled Payments on such Subsequent Receivables are made on their scheduled due dates.

            "Supplemental Servicing Fee" shall mean, with respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in
Section 3.8.

            "Total Available Funds" shall mean, for any Payment Date, an amount equal to the sum of (i) the Available Funds for such Payment Date and (ii) the Reserve Account TRP Draw Amount, if any, for such Payment Date.

            "Total Required Payment" shall mean, with respect to any Payment Date, the sum of (i) the Total Servicing Fee, (ii) the Accrued Note Interest and (iii) the Principal Distribution Amount with respect to such Payment Date.

            "Total Servicing Fee" shall mean, with respect to any Payment Date, the sum of (i) the Servicing Fee for the related Collection Period plus (ii) all accrued and unpaid Servicing Fees for prior Collection Periods.

            "Trust" shall mean the MMCA Auto Owner Trust 2000-1, a Delaware business trust.

            "Trust Accounts" shall have the meaning assigned thereto in
Section 5.1(a).

            "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of August 1, 2000 between the Seller and the Owner Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "Trust Property" shall mean, as of any date of determination, the Initial Receivables and other property related thereto sold, transferred, assigned and otherwise conveyed by the Seller to the Trust pursuant to Section 2.1(a), together with the Subsequent Receivables and other property related thereto sold, transferred, assigned and otherwise conveyed by the Seller to the Trust pursuant to Section 2.1(b) on or prior to such date of determination pursuant to any Second-Tier Subsequent Assignment.

            "Weighted Average Rate" shall mean, with respect to any date of determination, a per annum rate equal to (1) the sum of (a) the product of
(x) the outstanding principal amount of the Class A-1 Notes on such date and (y) the Class A-1 Rate, plus (b) the product of (x) the outstanding principal amount of the Class A-2 Notes on such date and (y) the Class A-2 Rate, plus (c) the product of (x) the outstanding principal amount of the Class A-3 Notes on such date and (y) the Class A-3 Rate, plus (D) the product of (x) the outstanding principal amount of the Class A-4 Notes on such date and (y) the Class A-4 Rate, plus (e) the product of (x) the outstanding principal amount of the Class B Notes on such date and (y) the Class B Rate, divided by (2) the sum of the outstanding principal amount of the Notes on such date, plus Certificate Balance on such date; provided, that if the date of determination is a Payment Date, then the outstanding principal amount of any class of Notes shall be determined after giving effect to all payments made on such date.

            "Yield Supplement Account" shall have the meaning assigned thereto in Section 5.1(a).

            "Yield Supplement Agreement" shall mean the Yield Supplement Agreement, dated as of August 1, 2000, by and between the Seller and MMCA, as amended, modified or supplemented from time to time, substantially in the form of Exhibit D hereto.

            "Yield Supplement Amount" shall mean, with respect to any Payment Date, the sum of all Receivable Yield Supplement Amounts for the related Collection Period.

            "Yield Supplement Letter of Credit" shall mean any letter of credit issued by the Letter of Credit Bank, as permitted by Section 5.1, to support payments of the Yield Supplement Amount under the Yield Supplement Agreement.

            "Yield Supplement Overcollateralization Amount" shall mean, with respect to any Payment Date, the sum of the Receivable Yield
Supplement Overcollateralization Amounts with respect to all Receivables (other than Purchased Receivables or Defaulted Receivables) as of such Payment Date.

            SECTION 1.2 Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

            (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified, and the term "including" shall mean "including without limitation."

            (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

            SECTION 1.3 Business Day Certificate. On the Closing Date (with respect to the remainder of calendar year 2000) and thereafter, within 15 days prior to the end of each succeeding calendar year while this Agreement remains in effect, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Officer's Certificate specifying the days on which banking institutions or trust companies in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or governmental decree to remain closed.


                                 ARTICLE II

                               TRUST PROPERTY

            SECTION 2.1 Conveyance of Trust Property.

            (a) In consideration of the Trust's delivery to, or upon the written order of, the Seller of authenticated Notes and Certificates, in authorized denominations in aggregate principal amounts equal to the initial principal amount of the Notes and the Initial Certificate Balance, respectively, the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                  (i)  the Initial Receivables;

                  (ii) with respect to Initial Receivables that are Actuarial Receivables, monies due thereunder on or after the Initial Cutoff Date (including Payaheads) and, with respect to Initial Receivables that are Simple Interest Receivables, monies received thereunder on or after the Initial Cutoff Date;

                  (iii) the security interests in Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

                  (iv) all rights to receive proceeds with respect to the Initial Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

                  (v) all rights to receive proceeds with respect to the Initial Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

                  (vi) all of the Seller's rights to the Receivable Files that relate to the Initial Receivables;

                  (vii) the Trust Accounts and all amounts, securities, investments in financial assets, and other property deposited in or credited to any of the foregoing and all proceeds thereof;

                  (viii) all of the Seller's rights under the Yield Supplement Agreement and the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase Receivables from the Seller;

                  (ix) all payments and proceeds with respect to the Initial Receivables held by MMCA;

                  (x) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of an Initial Receivable that is a Final Payment Receivable), guarantees and other collateral securing an Initial Receivable (other than an Initial Receivable purchased by the Servicer or repurchased by the Seller);

                  (xi) all rebates of premiums and other amounts relating to insurance policies and other items financed under the Initial Receivables in effect as of the Initial Cutoff Date; and

                  (xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            (b) Subject to satisfaction of the conditions set forth in
Section 2.1(d), in consideration of the Indenture Trustee's delivery on or prior to any Subsequent Transfer Date to the Seller of the amount described in Section 4.8(a) to be delivered to the Seller, the Seller shall, pursuant to a Second-Tier Subsequent Assignment, irrevocably sell, transfer, assign and otherwise convey to the Trust, without recourse (subject to the obligations herein), on each Subsequent Transfer Date, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                  (i) the Subsequent Receivables listed on Schedule A to the related Second-Tier Subsequent Assignment;

                  (ii) with respect to the Subsequent Receivables that are Actuarial Receivables, monies due thereunder on or after the related Subsequent Cutoff Date (including Payaheads) and, with respect to Subsequent Receivables that are Simple Interest Receivables, monies received thereunder on or after the related Subsequent Cutoff Date;

                  (iii) the security interests in Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                  (iv) all rights to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

                  (v) all rights to receive proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

                  (vi) all of the Seller's rights to the Receivable Files that relate to such Subsequent Receivables;

                  (vii) all payments and proceeds with respect to such Subsequent Receivables held by the Servicer;

                  (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Subsequent Receivable that is a Final Payment Receivable), guarantees and other collateral securing a Subsequent Receivable (other than a Subsequent Receivable purchased by the Servicer or repurchased by the Seller);

                  (ix) all of the Seller's rights under the related First Tier Subsequent Assignment (as defined in the Purchase Agreement);

                  (x) all rebates of premiums and other amounts relating to insurance policies and other items financed under such Subsequent Receivables in effect as of the related Subsequent Cutoff Date; and

                  (xi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            (c) It is the intention of the Seller and the Trust that the transfers of the Trust Property contemplated by Sections 2.1(a) and any Second-Tier Subsequent Assignments executed pursuant to Section 2.1(b) constitute sales of the Trust Property, conveying good title to the Trust Property from the Seller to the Trust. However, in the event that such transfers are deemed to be pledges, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure a loan deemed to have been made by the Trust to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

            (d) The Seller shall sell, transfer, assign and otherwise convey to the Trust on any Subsequent Transfer Date the Subsequent Receivables and the other property and rights related thereto described in
Section 2.1(b) only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

                  (i) the Seller shall have provided the Indenture Trustee, the Owner Trustee and the Rating Agencies (A) written notification of the addition of such Subsequent Receivables at least five (5) Business Days prior to the Subsequent Transfer Date and (B) on or prior to the Subsequent Transfer Date, a statement listing the approximate aggregate Principal Balance of such Subsequent Receivables as of the related Subsequent Cutoff Date and any other information reasonably requested by any of the foregoing;

                  (ii) the Seller shall have delivered to each of the Owner Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E hereto (the "Second-Tier Subsequent Assignment"), which shall include a Schedule A attached thereto listing the related Subsequent Receivables;

                  (iii) the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables that are property of the Trust;

                  (iv) as of such Subsequent Transfer Date: (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer shall not be made by the Seller with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                  (v) the applicable Subsequent Reserve Account Deposit for such Subsequent Transfer Date shall have been made;

                  (vi) the applicable Subsequent Payahead Account Deposit for such Subsequent Transfer Date shall have been made;

                  (vii) the applicable Subsequent Yield Supplement Account Deposit for such Subsequent Transfer Date shall have been made;

                  (viii) the amount on deposit in the Negative Carry Account for such Subsequent Transfer Date is not less than the Required Negative Carry Account Balance for such Subsequent Transfer Date;

                  (ix) the Pre-Funding and Reinvestment Period shall not have terminated prior to the Subsequent Transfer Date;

                  (x) each of the representations and warranties made by the Seller pursuant to Sections 2.2 and 6.1 of this Agreement and by MMCA pursuant to Section 3.2 of the Purchase Agreement, with respect to the Seller, MMCA or the Subsequent Receivables, as applicable, shall be true and correct as of the date as of which such representations and warranties are made;

                  (xi) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables have been sold to the Trust pursuant to this Agreement and the related Second-Tier Subsequent Assignment and deliver to the Owner Trustee the related Schedule of Subsequent Receivables certified by an officer of the Seller to be true, correct and complete;

                  (xii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of the Indenture Trustee in the Collateral;

                  (xiii) no selection procedures believed by the Seller to be adverse to the interests of the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                  (xiv) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                  (xv) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel relating to the security interests of the Owner Trustee and the Indenture Trustee in the Subsequent Receivables in substantially the form of the Opinion of Counsel delivered the Owner Trustee, the Indenture Trustee and the Rating Agencies regarding such matters on the Closing Date;

                  (xvi) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition specified in this Section 2.1(d) (substantially in the form attached as Annex A to the form of Second-Tier Subsequent Assignment attached hereto as Exhibit E);

                  (xvii) all the conditions to the transfer of the Subsequent Receivables by MMCA to the Seller specified in Section 4.1(b) of the Purchase Agreement shall be satisfied; and

                  (xviii) the Servicer shall have provided to each of the Trust and the Indenture Trustee the Officer's Certificate required to be provided by the Servicer pursuant to Section 2.4.

            (e) The Seller agrees to transfer to the Trust, pursuant to
Section 2.1(b), Subsequent Deferred Payment Receivables having an aggregate Principal Balance as of the related Subsequent Cutoff Dates of approximately $222,347,151.43, subject only to availability thereof. The Seller agrees to transfer to the Trust on each Payment Date during the Pre-Funding and Reinvestment Period, Reinvested Receivables having an aggregate Principal Balance equal to the Required Reinvestment Amount for the preceding Collection Period, subject only to the availability of such Reinvested Receivables.

            (f) The sales, transfers, assignments and conveyances of the Trust Property made under Sections 2.1(a) and (b) shall not constitute and are not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

            SECTION 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Trust relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement in the case of the Initial Receivables and as of the applicable Subsequent Transfer Date in the case of the Subsequent Receivables, except in each case to the extent otherwise provided in the following representations and warranties, but shall survive the sale, transfer and assignment of the Receivables to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Characteristics of Receivables. Each Receivable (a) shall have been originated (x) in the United States of America by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer's business or (y) by MMCA in connection with the refinancing of a motor vehicle retail installment sale contract of the type described in subclause (x) above, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from MMCA, which in turn shall have purchased such Receivable from such Dealer under an existing Dealer Agreement with MMCA (unless such Receivable was originated by MMCA in connection with a refinancing), and shall have been validly assigned by such Dealer to MMCA in accordance with its terms (unless such Receivable was originated by MMCA in connection with a refinancing), which in turn shall have been validly assigned by MMCA to the Seller in accordance with its terms, (b) shall have created or shall create a valid, binding, subsisting and enforceable first priority security interest in favor of MMCA on the related Financed Vehicle, which security interest has been validly assigned by MMCA to the Seller, which in turn shall be validly assigned by the Seller to the Trust and by the Trust to the Indenture Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) in the case of Standard Receivables, shall provide for monthly payments that fully amortize the Amount Financed by maturity of the Receivable and yield interest at the APR, (e) in the case of Final Payment Receivables, shall provide for a series of fixed level monthly payments and a larger payment due after such level monthly payments that fully amortize the Amount Financed by maturity and yield interest at the APR, (f) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and all accrued and unpaid interest thereon, (g) is a retail installment sale contract, (h) is secured by a new or used automobile or sports-utility vehicle, and (i) is an Actuarial Receivable or a Simple Interest
      Receivable (and may also be a Final Payment Receivable).

                  (ii) Schedule of Receivables. The information set forth in the related Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the related Cutoff Date and no selection procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The compact disk or other listing regarding the Receivables made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all respects.

                  (iii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle shall have complied, at the time it was originated or made, and shall comply on the Closing Date (with respect to each Initial Receivable) or the related Subsequent Transfer Date (with respect to each Subsequent Receivable) in all material respects with all requirements of applicable Federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, and State adaptations of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (iv) Binding Obligation. Each Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (v) No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

                  (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof by MMCA to the Seller, each Receivable shall be secured by a validly perfected first priority security interest in the related
      Financed Vehicle in favor of MMCA as secured party and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date (with respect to each Initial Receivable) or the related Subsequent Transfer Date (with respect to each Subsequent Receivable) which is prior to such security interest).

                  (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part, which security interest shall be assignable by MMCA to the Seller and by the Seller to the Trust.

                  (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Seller in this
      Section 2.2 with respect thereto.

                  (ix) No Defenses. No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                  (x) No Liens. To the best of the Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                  (xi) No Default; Repossession. Except for payment defaults continuing for a period of not more than thirty (30) days or payment defaults of 10% or less of a Scheduled Payment, in each case as of the related Cutoff Date, or the failure of the Obligor to maintain satisfactory physical damage insurance covering the Financed Vehicle, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the related Cutoff Date.

                  (xii) Insurance. Each Contract shall require the related Obligor to maintain physical damage insurance (which insurance shall not be force placed insurance) covering the Financed Vehicle, in the amount determined by MMCA in accordance with its customary procedures.

                  (xiii) Title. It is the intention of the Seller that each transfer and assignment of the Receivables herein contemplated constitute a sale of such Receivables from the Seller to the Trust and that the beneficial interest in, and title to, such Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to each transfer and assignment of the Receivables herein contemplated, the Seller had good and marketable title to such Receivables free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to such Receivables, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected by all necessary action under the Relevant UCC.

                  (xiv) Valid Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or the Indenture or pursuant to transfers of the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (xv) All Filings Made. All filings (including, without limitation, filings under the Relevant UCC) necessary in any jurisdiction to give the Trust a first priority perfected security interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, shall be made within ten (10) days of the Closing Date (with respect to the Initial Receivables) or ten (10) days of the related Subsequent Transfer Date (with respect to the Subsequent Receivables).

                  (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the Relevant UCC.

                  (xvii) One Original. There shall be only one original executed copy of each Receivable in existence.

                  (xviii) Principal Balance. Each Receivable had an original principal balance (net of unearned precomputed finance charges) of not more than $60,000, and a remaining Principal Balance as of the related Cutoff Date of not less than $100.

                  (xix) No Bankrupt Obligors. No Receivable was due from an Obligor who, as of the related Cutoff Date, was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

                  (xx) New and Used Vehicles. Approximately 95.26% of the Initial Pool Balance, constituting approximately 97.58% of the total number of the Initial Receivables, relate to new automobiles and sports-utility vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 4.68% of the Initial Pool Balance, constituting approximately 2.37% of the total number of Initial Receivables, relate to used automobiles and sports-utility vehicle, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 0.07% of the Initial Pool Balance, constituting approximately 0.05% of the total number of Initial Receivables, relate to program automobiles and sports-utility vehicles, substantially all of which were manufactured or distributed by Mitsubishi Motors. Approximately 1.09% of the Initial Pool Balance, constituting approximately 0.65% of the total number of Initial Receivables, relate to used automobiles and sports-utility vehicles.

                  (xxi) Origination. Each Receivable shall have an origination date during or after May 1996.

                  (xxii) Maturity of Receivables. Each Receivable shall have, as of the related Cutoff Date, of not more than sixty (60) remaining Scheduled Payments due under the Receivable.

                  (xxiii) Weighted Average Maturity of Receivables. As of the Initial Cutoff Date, the weighted average number of Scheduled Payments remaining until the maturity of the Initial Receivables shall be not more than 56.47 Scheduled Payments. As of the related Subsequent Cutoff Date, the weighted average number of Scheduled Payments remaining until the maturity of any Subsequent Receivables transferred to the Trust on the same Subsequent Transfer Date shall be not more than 60 Scheduled Payments.

                  (xxiv) Annual Percentage Rate. Each Receivable shall have an APR of at least 0% and not more than 30%.

                  (xxv) Scheduled Payments. No Receivable shall have a payment of which more than 10% of such payment is more than thirty
      (30) days overdue as of the related Cutoff Date.

                  (xxvi) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto.

                  (xxvii) Capped Receivables and Simple Interest Receivables. Except to the extent that there has been no material adverse effect on Noteholders or Certificateholders, each Capped Receivable has been treated consistently by the Seller and the Servicer as a Simple Interest Receivable and payments with respect to each Simple Interest Receivable have been allocated consistently in accordance with the Simple Interest Method.

                  (xxviii) Agreement. The representations and warranties of the Seller in Section 6.1 are true and correct.

                  (xxix) Other Data. The tabular data and the numerical data relating to the characteristics of the Receivables contained in the Prospectus (as defined in the Purchase Agreement) are true and correct in all material respects.

                  (xxx) Last Scheduled Payments. The aggregate principal balance of the Last Scheduled Payments of Final Payment Receivables that are Initial Receivables, as a percentage of the Initial Pool Balance as of the Initial Cutoff Date, shall be not greater than 8.50%. The aggregate principal balance of the Last Scheduled Payments of Final Payment Receivables that are Subsequent Receivables sold to the Purchaser on a Subsequent Transfer Date, as of the related Subsequent Cutoff Date, as a percentage of the aggregate principal balance of all of such Subsequent Receivables as of such related Subsequent Cutoff Date, shall be not greater than 7.75%.

                  (xxxi) Receivable Yield Supplement Amounts. An amount equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates with respect to each Deferred Payment Receivable, assuming that no prepayments are made on the Deferred Payment Receivable, has been deposited to the Yield Supplement Account on or prior to the Closing Date or the related Subsequent Transfer Date, as applicable.

                  (xxxii) Prepaid Receivables. No Receivable shall have been pre-paid by more than six monthly payments as of the related Cutoff Date.

                  (xxxiii) Limited Credit Experience. The aggregate principal balance of the Subsequent Receivables sold to the Purchaser on a Subsequent Transfer Date on which the Obligor has limited credit experience, as of the related Subsequent Cutoff Date, as a percentage of the aggregate principal balance of all of such Subsequent Receivables as of such related Subsequent Cutoff Date, shall be not greater than 3.00%.

                  (xxxiv) Deferred Payment Receivables. As of the Initial Cutoff Date $582,305,485.60 total Principal Balance of Deferred Payment Receivables included in the Initial Receivables were Long Deferment Period Receivables. As of the related Subsequent Cutoff Date, all of the $222,347,151.43 Principal Balance of Subsequent Receivables to be purchased by the Trust from the Seller with funds deposited to the Pre-Funding and Reinvestment Account on the Closing Date are Long Deferment Period Receivables. No Deferred Payment Receivable is a Final Payment Receivable.

                  (xxxv) Reinvested Receivables. No Reinvested Receivable is a Deferred Payment Receivable. With respect to Reinvested Receivables transferred to the Issuer on the same Subsequent Transfer Date; (A) not less than 95% of the aggregate Principal Balance of such Reinvested Receivables shall relate to new automobiles and sports-utility vehicles, substantially all of which shall be manufactured or distributed by Mitsubishi Motors; (B) the Obligors on not less than 70% of the aggregate Principal Balance of such Reinvested Receivables shall be included in MMCA's "Triple Diamond" credit tier; (C) the weighted average FICO score of the Obligors on such Reinvested Receivables shall be not less than 695; and (D) none of such Reinvested Receivables shall be Deferred Payment Receivables.

                  (xxxvi) Modified Receivables. The APR of any Modified Receivable is equal to the APR of the related Deferred Payment Receivable. The date on which the final Scheduled Payment is due on a Modified Receivable is not different than the date set forth in the related Contract as the date on which the final Scheduled Payment under such Receivable is due. No Deferred Payment Receivable became a Modified Receivable after May 15, 2001.

            SECTION 2.3 Repurchase upon Breach. The Seller, the Servicer, or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and MMCA promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2. If the breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the sixtieth (60th) day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee or the Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Seller shall repurchase from the Trust such Receivable, on the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5(a). The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Receivables pursuant to this Section 2.3 and to enforce the obligation of MMCA to the Seller to repurchase such Receivable pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3 or the eligibility of any Receivable for purposes of this Agreement.

            SECTION 2.4 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian on behalf of the Trust and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture (or, in the case of the Subsequent Receivables, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture), with respect to each Receivable (collectively, a "Receivable File"):

                  (i)  the single original of the Receivable;

                  (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file tape, microfiche or other electronic medium;

                  (iii) the original certificate of title or such other documents that the Servicer or MMCA shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of MMCA in the Financed Vehicle;

                  (iv) documents evidencing the existence, at the time of origination of the Receivable, of any insurance covering the Financed Vehicle; and

                  (v) any and all other documents (including any computer tape, microfiche or other electronic medium) that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

            On the Closing Date (with respect to the Initial Receivables) and each Subsequent Transfer Date (with respect to the related Subsequent Receivables), the Servicer shall provide an Officer's Certificate to the Trust and the Indenture Trustee confirming that the Servicer has received, on behalf of the Trust and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Trust and the Indenture Trustee for the purposes set forth in this Section 2.4, including the documents referred to herein, and the Trust, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

            SECTION 2.5 Duties of Servicer as Custodian.

            (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Trust and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Trust to comply with the terms and provisions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. In accordance with its customary practices and procedures with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trust or the Indenture Trustee to verify the accuracy of the Servicer's recordkeeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trust, the Owner Trustee or the Indenture Trustee of the Receivable Files and none of the Trust, the Owner Trustee and the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

            (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trust and the Indenture Trustee by written notice not later than ninety
(90) days after any change in location. The Servicer shall make available to the Trust and the Indenture Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trust or the Indenture Trustee shall instruct.

            (c) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor.

            (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by the Servicer as custodian hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than for collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

            SECTION 2.6 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

            SECTION 2.7 Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust, the Owner Trustee and the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the Owner Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Owner Trustee and shall not be liable hereunder to the Indenture Trustee to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Indenture Trustee.

            SECTION 2.8 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.8. If the Servicer shall resign as Servicer under Section 7.5, or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the principal amount of the then Outstanding Notes or, with the consent of Holders of Notes evidencing not less than 25% of the principal amount of the then Outstanding Notes, by the Owner Trustee or by Holders of Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee at such place or places as the Indenture Trustee may reasonably designate.

                                ARTICLE III

                      ADMINISTRATION AND SERVICING OF
                       RECEIVABLES AND TRUST PROPERTY

            SECTION 3.1 Duties of Servicer. (a) The Servicer, acting alone and/or through subservicers as provided in this Section 3.1, shall administer the Receivables with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default, coordinating or arranging inspection of Financed Vehicles relating to Final Payment Receivables at the end of the related Contract term, refinancing or selling Financed Vehicles relating to Final Payment Receivables at the end of the related Contract term depending upon the options chosen by the Obligors and making Advances pursuant to Sections 4.4(a) and (c). The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, to the extent that such Dealer Agreements relate to the Receivables, the Financed Vehicles or the Obligors. In performing its duties as Servicer hereunder, the Servicer will exercise that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. Subject to Section 3.2, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a de minimis deficiency, Excess Wear and Tear, Excess Mileage or disposition fees which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Trust for such deficiency, Excess Wear and Tear, Excess Mileage or disposition fee. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Trust or the Owner Trustee in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

            The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of certain of the Receivables and may perform its duties as Servicer hereunder utilizing the employees of MMSA. Notwithstanding anything to the contrary herein, the Servicer shall remain fully liable hereunder for the performance of the duties of Servicer, including such duties as may be performed by employees of MMSA or by any subservicer. In addition, any subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

            (b) References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of the Servicer and references herein to payments received by the Servicer shall include payments received by a subservicer, irrespective of whether such payments are actually deposited in the Collection Account by such subservicer. Any such subservicing agreement will contain terms and provisions substantially identical to the terms and provisions of this Agreement and such other terms and provisions as are not inconsistent with this Agreement and as the Servicer and the subservicer have agreed.

            (c) The Servicer shall be entitled to terminate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as Servicer of the related Receivables or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the related subservicing agreement.

            (d) As a condition to the appointment of any subservicer, the Servicer shall notify the Owner Trustee, the Indenture Trustee and the Rating Agencies in writing before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and that (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) the Owner Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Trust, without diminution of such obligations or liabilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Trust Property being serviced by it under the subservicing agreement.

            (e) Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust and the Owner Trustee for the servicing and administering of the Receivables and the other Trust Property in accordance with the provisions of this Agreement (including for the deposit of payments received by a subservicer, irrespective of whether such payments are actually remitted to the Servicer or deposited in the Collection Account by such subservicer; provided that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            (f) In the event the Servicer for any reason no longer shall be acting as such (including by reason of the occurrence of an Event of Servicing Termination), the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, such subservicing agreement shall be immediately cancellable by the successor Servicer upon written notice to the subservicer and the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust Property being serviced by such subservicer to the successor Servicer.

            SECTION 3.2 Collection and Allocation of Receivable Payments.
(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall not increase or decrease the number or amount of any Scheduled Payment, or the Amount Financed under a Receivable or the APR of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that:

                  (i) in the case of a Deferred Payment Receivable upon which the related Obligor has made one or more partial pre-payments on or prior to the date on which the first Scheduled Payment is due under the related Contract, the Servicer may modify the terms of the Receivable including by reducing the amount of each Scheduled Payment; provided, that the Servicer may not change (x) the APR of such Receivable, and (y) the date on which the final Scheduled Payment under the Receivable is due from the date set forth in the related Contract as the date on which such final Scheduled Payment shall be due (any such Receivable, a "Modified Receivable"); and provided, further that the Servicer may not cause a Deferred Payment Receivable to be a Modified Receivable after May 15, 2001; and

                  (ii) the Servicer may extend the due date for one or more payments due on a Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle receivables that it services for itself and others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the Final Scheduled Maturity Date and that such extensions, in the aggregate, do not exceed two (2) months for each twelve (12) months of the original term of the Receivable.

            In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7, as of the close of the Collection Period in which such failure occurs. The Servicer may, in its discretion, (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

            (b) With respect to each Final Payment Receivable, the Servicer, in accordance with its customary servicing standards, policies, practices and procedures, shall contact the Obligor on or before the due date of the Last Scheduled Payment specified in the related Contract. If, at such time, the Obligor under the Final Payment Receivable has notified MMCA on behalf of the Trust that it elects to sell the Financed Vehicle to MMCA on behalf of the Trust in accordance with the terms of the Receivable, the Servicer shall, upon delivery of the Financed Vehicle by the Obligor to MMCA on behalf of the Trust, inspect the Financed Vehicle for Excess Wear and Tear and Excess Mileage, and determine the necessity of any repairs. If the Servicer determines that such Financed Vehicle requires repairs as a result of Excess Wear and Tear, the Servicer shall require the Obligor to pay the estimated cost of such repairs to the Servicer. If the Obligor disputes the Servicer's estimate of the cost of such repairs, the Obligor may obtain, at the Obligor's own expense, a professional appraisal of the Financed Vehicle's value by an independent third-party appraiser acceptable to both the Obligor and the Servicer, and the cost of repairs for Excess Wear and Tear as determined by such appraisal shall be binding on the Obligor and the Servicer. The Servicer shall, pursuant to the related Contract, offset (x) the cost of repairs for Excess Wear and Tear as determined by the appraisal, any charges for Excess Mileage and the disposition fee payable to the Servicer pursuant to the related Contract, and the Principal Balance, accrued interest and any other amounts owed by the Obligor on the Receivable against (y) the purchase price otherwise due to the Obligor for the Financed Vehicle, and shall collect any excess of
(x) over (y) from the Obligor.

            (c) In connection with an Obligor's transfer of a Financed Vehicle to MMCA on behalf of the Trust in satisfaction of its obligation to pay the Last Scheduled Payment under a Final Payment Receivable, pursuant to the terms of the Contract related to such Last Scheduled Payment, the Servicer shall require the Obligor to pay a disposition fee (which the Servicer will retain as servicing compensation), whereupon the Servicer shall take possession of the related Financed Vehicle and shall prepare such Financed Vehicle for sale at auction or otherwise in accordance with the Servicer's customary servicing standards, policies, practices and procedures.

            (d) Proceeds received by the Servicer from the payment by an Obligor of a Financed Vehicle of amounts attributable to Last Scheduled Payments and other amounts (including Excess Wear and Tear and Excess Mileage) owed by the Obligor and from the sale of a Financed Vehicle at auction or otherwise constitute proceeds of Last Scheduled Payments and collections on the Receivables, and shall be deposited into the Collection Account. Following the sale of the Financed Vehicle, the Servicer, on behalf of the Trust, shall deliver the related certificate of title to the purchaser of such Financed Vehicle. Following the Servicer's receipt of proceeds from the sale of such Financed Vehicle and amounts to be paid by the Obligor pursuant to subparagraph (b) above, the Servicer shall record on its books and records the termination of the Trust's ownership and security interest in the related Final Payment Receivable (and shall deliver copies thereof to the Indenture Trustee and the Owner Trustee upon written request within ten days of receipt of such request).

            (e) If the Obligor under any Final Payment Receivable has notified the Dealer that it desires to refinance the amount that it owes on termination of the Receivable, MMCA will, in accordance with its customary servicing standards, policies, practices and procedures, make a decision to grant or deny credit, except for Contracts for which the Obligors have the right to refinance without such an assessment, in which case MMCA shall honor the Obligor's right to refinance. If credit is denied, the Servicer shall require the Obligor to satisfy its obligation to pay the remaining amounts owed in accordance with the terms of the Final Payment Receivable. If credit is granted, MMCA shall deposit an amount equal to the total amount owed by the Obligor on the Receivable to the Collection Account. Upon deposit of such amount into the Collection Account, the Trust's ownership and security interest in the related Financed Vehicle shall terminate, and the Trust will assign all interest in, to and under the Receivable and the related Financed Vehicle to MMCA. The Servicer shall record such termination on its books and records (and shall deliver copies thereof to the Indenture Trustee and the Owner Trustee upon written request within ten days of receipt of such request). If MMCA is no longer the Servicer, the Trust or any Holder of the Certificates may make arrangements for the successor Servicer or another party to provide refinancing of Last Scheduled Payments to Obligors who desire to satisfy the Last Scheduled Payment through refinancing and who meet such party's credit criteria, and any reasonable costs and expenses of the successor Servicer or such third party in determining whether to provide such refinancing shall be payable from amounts, if any, which would otherwise be released from the Reserve Account and paid to the Seller.

            SECTION 3.3 Realization upon Receivables. (a) On behalf of the Trust, the Servicer shall use reasonable efforts, in accordance with the standard of care required by Section 3.1, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Receivable. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable automotive receivables, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds (or Recoveries) of the related Receivable by an amount equal to or greater than the amount of such expenses.

            (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, at the Servicer's expense and direction, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them.

            SECTION 3.4 Physical Damage Insurance. The Servicer shall follow its customary servicing procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.

            SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trust hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the relocation of a Financed Vehicle or for any other reason.

            SECTION 3.6 Covenants of Servicer. The Servicer hereby makes the following covenants:

            (a) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated herein.

            (b) No Impairment. The Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Receivables or, subject to clause (c) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

            (c) Amendments. The Servicer will not increase or decrease the number or amount of Scheduled Payments or the Amount Financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, except pursuant to Section 3.2(a).

            SECTION 3.7 Purchase by Servicer upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of Section 3.2(a), 3.5 or 3.6. If the breach shall not have been cured by the last day of the Collection Period which includes the sixtieth
(60th) day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of the Trust in a Receivable, the Servicer shall purchase such Receivable or Receivables on the immediately succeeding Payment Date; provided, however, that with respect to a breach of Section 3.2(a), the Servicer shall repurchase the affected Receivable from the Trust at the end of the Collection Period in which such breach occurs. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5(a). Except as provided in Section 7.2, the sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders against the Servicer with respect to a breach pursuant to Section 3.2, 3.5 or 3.6 shall be to require the Servicer to repurchase Receivables pursuant to this Section 3.7. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.7 or the eligibility of any Receivable for purposes of this Agreement.

            SECTION 3.8 Servicing Compensation. The "Servicing Fee" with respect to a Collection Period shall be an amount equal to the product of one-twelfth (1/12) of the sum of (x) 1% of the aggregate Principal Balance of all Receivables other than Deferred Payment Receivables and (y) 0.25% of the aggregate Principal Balance of Deferred Payment Receivables, in each case as of the first day of such Collection Period. As additional servicing compensation, the Servicer shall also be entitled to earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account, disposition fees paid with respect to Final Payment Receivables and any administrative fees and charges and all late payment fees actually collected (from whatever source) on the Receivables other than fees paid in connection with the extension or deferral of payments on a Receivable (the "Supplemental Servicing Fee"). The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Owner Trustee and the Indenture Trustee (and any custodian appointed by the Owner Trustee and the Indenture Trustee) and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer (to the extent not paid by such subservicer), and expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders), except expenses incurred in connection with realizing upon Receivables under Section 3.3.

            SECTION 3.9 Servicer's Certificate. On or before the Determination Date immediately preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a certificate of a Servicing Officer substantially in the form of Exhibit A hereto (a "Servicer's Certificate") and attached to a Servicer's report containing all information necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Owner Trustee to Certificateholders pursuant to Section 4.11 and by the Indenture Trustee to the Noteholders pursuant to Section 4.11 hereof and Section 6.6 of the Indenture. Upon written request of the Owner Trustee or the Indenture Trustee, the Servicer also shall separately identify (by account number of the Receivable as it appears in the related Schedule of Receivables) in a written notice to the Owner Trustee or the Indenture Trustee, as the case may be, the Receivables to be repurchased by the Seller or to be purchased by the Servicer, as the case may be, on the related Payment Date, and, also upon written request of one of the foregoing parties, each Receivable which became a Defaulted Receivable during the related Collection Period. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust.

            SECTION 3.10 Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before March 31 of each year, commencing March 31, 2001, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period, with respect to the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period with respect to the first such Officer's Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate shall be delivered by the Indenture Trustee to each Noteholder, promptly following the Indenture Trustee's receipt of such certificate, pursuant to Section 7.4 of the Indenture. In addition, a copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee or by any Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

            (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly upon having knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an Event of Servicing Termination under Section 8.1.

            SECTION 3.11 Annual Independent Certified Public Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or to MMCA) to deliver to the Owner Trustee and the Indenture Trustee on or before March 31 of each year, commencing March 31, 2001, a report addressed to the Board of Directors of the Servicer with respect to the preceding calendar year (or such shorter period, with respect to the first such report) to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to motor vehicle loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and sports-utility vehicle loans serviced for others that such firm is required to report under the Program. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. A copy of such report shall be delivered by the Indenture Trustee to each Noteholder, promptly following the Indenture Trustee's receipt of such report, pursuant to Section 7.4 of the Indenture. In addition, a copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

            SECTION 3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Certificateholders, the Indenture Trustee and the Noteholders with access to the Receivable Files in the cases where the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Any Certificateholder or Noteholder, by its acceptance of a Certificate or Note, as the case may be, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by applicable law.

            SECTION 3.13 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act , and the rules and regulations of the Commission thereunder. The Seller shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

            SECTION 3.14 Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

                                 ARTICLE IV

                 DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS
                   TO CERTIFICATEHOLDERS AND NOTEHOLDERS

            SECTION 4.1 Accounts. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Collection Account". The Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms of this Agreement, the Indenture and the Trust Agreement. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

            If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account, in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer and shall be deposited in the Certificate Distribution Account. In the event that the Collection Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            (b) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Pre-Funding and Reinvestment Account". The Pre-Funding and Reinvestment Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Pre-Funding and Reinvestment Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Pre-Funding and Reinvestment Account in accordance with the terms of this Agreement and the other Basic Documents. All monies deposited from time to time in the Pre-Funding and Reinvestment Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

            All amounts held in the Pre-Funding and Reinvestment Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Pre-Funding and Reinvestment Account, in Permitted Investments that mature not later than the Business Day immediately prior to each Payment Date and such Permitted Investments shall be held until maturity. On the Business Day preceding each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding and Reinvestment Account for deposit to the Collection Account on such date an amount equal to the Pre-Funding and Reinvestment Account Investment Earnings, if any, for the related Collection Period. In the event that the Pre-Funding and Reinvestment Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Pre-Funding and Reinvestment Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            With respect to any amounts, securities, investments, financial assets and other property deposited in or credited to the Pre-Funding and Reinvestment Account:

                  (i) any such property that is a "financial asset" as
            defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Pre-Funding and Reinvestment Account, as applicable, in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                  (ii) any such property that is held in deposit accounts
            shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto; and

                  (iii) except for any deposit accounts specified in clause
            (ii) above, the Pre-Funding and Reinvestment Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Pre-Funding and Reinvestment Account, as applicable, agrees to treat as "financial assets" as defined in
            Section 8-102(a)(9) of the UCC.

            (c) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Negative Carry Account". The Negative Carry Account shall be held in trust for the exclusive benefit of the Noteholders. The Negative Carry Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Negative Carry Account in accordance with the terms of this Agreement and the other Basic Documents. All monies deposited from time to time in the Negative Carry Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

            All amounts held in the Negative Carry Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Negative Carry Account, in Permitted Investments that mature not later than the Business Day immediately prior to each Payment Date and such Permitted Investments shall be held until maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Negative Carry Account shall be withdrawn from the Negative Carry Account for deposit to the Collection Account or released to the Seller at the time and in the manner provided in Section 4.9. In the event that the Negative Carry Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            With respect to any amounts, securities, investments, financial assets and other property deposited in or credited to the Negative Carry
Account:

                  (i) any such property that is a "financial asset" as
            defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Negative Carry Account, as applicable, in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                  (ii) any such property that is held in deposit accounts
            shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

                  (iii) except for any deposit accounts specified in clause
            (ii) above, the Negative Carry Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Negative Carry Account, as applicable, agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

            (d) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Note Payment Account". The Note Payment Account shall be held in trust for the exclusive benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. In the event that the Note Payment Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Note Payment Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            (e) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Owner Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be Wilmington Trust Company), which shall be designated as the "Certificate Distribution Account". Except as provided in the Trust Agreement, the Certificate Distribution Account shall be held in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee; provided that the Indenture Trustee may make deposits to such account in accordance with the directions of the Servicer pursuant to this Agreement and the Indenture. All monies deposited from time to time in the Certificate Distribution Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. In the event that the Certificate Distribution Account is no longer to be maintained at Wilmington Trust Company, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) and shall promptly notify the Indenture Trustee of the account number and location of such account.

            (f) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Payahead Account". The Payahead Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Payahead Account shall be under the sole dominion and control of the Indenture Trustee provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Payahead Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Payahead Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

            On the Closing Date, the Seller shall deposit an amount equal to the Initial Payahead Account Deposit into the Payahead Account from the net proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding and Reinvestment Account and deposit to the Payahead Account an amount equal to the applicable Subsequent Payahead Account Deposit.

            If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), all amounts held in the Payahead Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Payahead Account, in Permitted Investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account shall be withdrawn from the Payahead Account at the direction of the Servicer and shall be paid to the Servicer as additional servicing compensation. In the event that the Payahead Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Payahead Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            (g) Notwithstanding the provisions of clause (d) above, for so long as (i) MMCA is the Servicer, (ii) the rating of MMCA's short-term unsecured debt is at least P-1 by Moody's and is at least A-1 by S&P and
(iii) no Events of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such Monthly Remittance Conditions are met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 4.6(a)(i). At all times as such Monthly Remittance Conditions are not met, the Servicer shall deposit in the Payahead Account the amount of any Payaheads then held or received by it. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Notes and the Certificates. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or (iii) of the first sentence of this
Section 4.1(g) that would require remittance of the Payaheads to the Payahead Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Notes evidencing not less than 25% of the principal balance of the then Outstanding Notes or from the Holders of Certificates evidencing not less than 25% of the Certificate Balance or unless a Responsible Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

            (h) The Servicer shall be permitted to remit to any Obligor, upon the request of such Obligor, the Payahead Balance with respect to such Obligor's Receivable or such lesser amount as is requested by such Obligor, in accordance with the Servicer's customary standards, policies, practices and procedures, to the extent that such amount is not then due on such Receivable. Upon any such remittance, the Payahead Balance with respect to such Receivable shall be reduced by the amount of such remittance.

            SECTION 4.2 Collections. (a) Subject to the provisions of subsection (b) below, the Servicer shall remit to the Collection Account
(i) all payments by or on behalf of the Obligors (including, subject to the next two sentences, Payaheads on the Receivables, but excluding payments with respect to Purchased Receivables and amounts included in the Supplemental Servicing Fee), including amounts treated as collections on Final Payment Receivables pursuant to Section 3.2(d) and (ii) all Liquidation Proceeds and all Recoveries, received by the Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second Business Day after receipt thereof. Collections of Payaheads shall be deposited in the Collection Account, pursuant to the preceding sentence for purposes of administrative convenience only, pending determination of the amount to be deposited in the Payahead Account (or in the event that the Monthly Remittance Conditions are satisfied, remitted to the Servicer pursuant to Section 4.1(g)), which amount shall be deposited in the Payahead Account as soon as practicable but in no event later than the Payment Date immediately following collection, and such amounts shall not be transferred to the Collection Account until due.

            MMCA, for so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding paragraph. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 4.2(a) and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2(a), the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the Business Day prior to the related Payment Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Notes and the Certificates. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or
(iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or written notice from the Holders of Notes evidencing not less than 25% of the principal balance of the then outstanding Notes or from the Holders of Certificates evidencing not less than 25% of the Certificate Balance or a Responsible Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance.

            (b) In those cases where a subservicer is servicing a Receivable, the Servicer shall cause the subservicer to remit to the Collection Account, as soon as practicable, but in no event after the close of business on the second Business Day after receipt thereof by the subservicer (but subject to the provisions of Section 4.2(a)) the amounts referred to in Section 4.2(a) in respect of a Receivable being serviced by the subservicer.

            SECTION 4.3 Application of Collections. (a) For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections received pursuant to Section 4.2 for such Collection Period for each Receivable (excluding the amounts actually collected with respect to the Supplemental Servicing Fee and amounts collected with respect to a Purchased Receivable) shall be applied by the Servicer, in the case of (i) a Simple Interest Receivable that is a Standard Receivable, to interest and principal on the Receivable in accordance with the Simple Interest Method, (ii) a Simple Interest Receivable that is a Final Payment Receivable, to interest and principal in accordance with the Simple Interest Method first, to accrued but unpaid interest, second, to the Level Pay Balance of such Receivable, third, to the principal portion of the Last Scheduled Payment to the extent a Last Scheduled Payment Advance has not been made by the Servicer with respect to such Last Scheduled Payment and fourth, to the extent of any unreimbursed Last Scheduled Payment Advance with respect to such Simple Interest Receivable, to reimburse the Servicer for such Last Scheduled Payment Advance and (iii) an Actuarial Receivable, first, to the Scheduled Payment of such Actuarial Receivable, second to the extent of any unreimbursed Actuarial Advances with respect to such Actuarial Receivable, to reimburse the Servicer for any such Actuarial Advances, third, to the extent of any unreimbursed Last Scheduled Payment Advance with respect to such Actuarial Receivable, to reimburse the Servicer for such Last Scheduled Payment Advance and fourth, to the extent that any amounts are remaining then due to a prepayment of such Actuarial Receivable, if the sum of such remaining amount and the previous Payahead Balance shall be sufficient to prepay the Actuarial Receivable in full, and otherwise to the Payahead Account (or, if all Monthly Remittance Conditions are satisfied, to the Servicer) as a Payahead.

            (b) All Liquidation Proceeds and any Recoveries, and any proceeds realized upon the liquidation, sale or dissolution of the Owner Trust Estate (or any part thereof) upon the occurrence of an Event of Default under the Indenture shall, with respect to any Final Payment Receivable be applied first to accrued but unpaid interest thereon, second, to the Level Pay Balance of such Receivable and third, to the principal portion of the related Last Scheduled Payment.

            SECTION 4.4 Advances. (a) As of the close of business on the last day of each Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of an Actuarial Receivable (other than a Purchased Receivable) after application under
Section 4.3 shall be less than the Scheduled Payment, the Payahead Balance of such Receivable shall be applied by the Indenture Trustee to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly. Subject to the last sentence of this Section 4.4(a), on each Payment Date the Servicer shall advance an amount equal to the excess, if any, of the Scheduled Payment with respect to an Actuarial Receivable over the sum of the (x) payments received on or in respect of such Actuarial Receivable during the preceding Collection Period and (y) the Payahead Balance with respect to such Actuarial Receivable (such advance, an "Actuarial Advance"); provided that the Servicer shall make Actuarial Advances with respect to the Last Scheduled Payment on Actuarial Receivables that are Final Payment Receivables in accordance with Section 4.4(b). All applications of the Payahead Balance of a Receivable by the Indenture Trustee and all Actuarial Advances by the Servicer pursuant to this Section 4.4(a) shall be made based on the information set forth in the Servicer's report attached to the Servicer's Certificate delivered pursuant to Section
3.9. Notwithstanding anything in this Agreement to the contrary, no successor to Mitsubishi Motors Credit of America, Inc. as Servicer shall be required to make Actuarial Advances.

            (b) As of the last day of the Collection Period in which the Last Scheduled Payment with respect to a Final Payment Receivable is due, if the payments during such Collection Period by or on behalf of the related Obligor on or in respect of such Last Scheduled Payment after application under Section 4.3(a) and, in the case of an Actuarial Receivable, the amounts, if any, in the Payahead Account allocable to such Last Scheduled Payment, shall be less than the amount of such Last Scheduled Payment, the Servicer shall advance an amount equal to the shortfall by depositing such amount into the Collection Account on the related Payment Date (such advance, a "Last Scheduled Payment Advance") . Notwithstanding anything in this Agreement to the contrary, no successor to Mitsubishi Motors Credit of America, Inc. as Servicer shall be required to make Last Scheduled Payment Advances.

            (c) (i) Upon either the written instructions of the Servicer or based solely upon the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, the Indenture Trustee shall release from amounts available in the Payahead Account, the amounts required to be released from amounts available in the Payahead Account pursuant to Sections 4.4(a) and (b) with respect to each Collection Period and shall deposit such amounts in the Collection Account on the related Payment Date pursuant to Section 4.5(a).

                  (ii) On each Payment Date, the Servicer shall deposit into the Collection Account an amount equal to the aggregate amount of Actuarial Advances required to be made with respect to related Collection Period.

            (d) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account for distribution to the Servicer, in immediately available funds, an amount equal to the sum of (i) the aggregate amount of collections on Actuarial Receivables with respect to which the Servicer has made Actuarial Advances in a prior Collection Period that are allocable to the reimbursement of such Actuarial Advances pursuant to Section 4.3(a) and (ii) the aggregate amount of Actuarial Advances that the Servicer has not been reimbursed for pursuant to this Section 4.4(d) or Section 4.5(b) with respect to Actuarial Receivables that became Defaulted Receivables in the related Collection Period.

            (e) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account for distribution to the Servicer, in immediately available funds, an amount equal to the sum of (i) the aggregate amount of collections on Final Payment Receivables in the related Collection Period that are allocable to the reimbursement of Last Scheduled Payment Advances pursuant to Section 4.3(a) and (ii) the aggregate amount of losses on Last Scheduled Payments that the Servicer has recorded in its books and records during the related Collection Period to the extent such losses are allocable to Last Scheduled Payments with respect to which the Servicer has made Last Scheduled Payment Advances, but only to the extent such Last Scheduled Payment Advances have not already been reimbursed pursuant to this Section 4.4(e) or Section 4.5(b).

            SECTION 4.5 Additional Deposits. (a) The Indenture Trustee shall deposit in the Collection Account amounts required pursuant to
Section 4.4(c). The Servicer shall deposit in the Collection Account amounts required to be advanced by the Servicer pursuant to Sections 4.4(a) and (b). The Seller and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.3, 3.7 or 9.1. The Indenture Trustee shall deposit in the Collection Account any amounts received pursuant to the Yield Supplement Agreement and any amounts received from the Letter of Credit Bank or the Yield Supplement Account pursuant to
Article V on the date of receipt thereof. All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 10:00 a.m., New York City time, on the Payment Date related to such Collection Period.

            (b) The Indenture Trustee shall, on or prior to 10:00 a.m., New York City time, on the Payment Date relating to each Collection Period make the following withdrawals from the Reserve Account in the following order of priority (in each case as set forth in the Servicer's Certificate for such Payment Date): (i) an amount equal to the Reserve Account Advance Draw Amount, if any, calculated by the Servicer pursuant to Section 4.6(b), and shall pay such amount to the Servicer and (ii) an amount equal to the Reserve Account TRP Draw Amount, if any, calculated by the Servicer pursuant to Section 4.6(b), and shall deposit to the Collection Account.

            SECTION 4.6 Allocation of Total Available Funds. (a) On each Payment Date, the Indenture Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Payment Date:

                  (i) To the Collection Account from the Payahead Account (if the Monthly Remittance Conditions are not then satisfied) or otherwise from amounts remitted by the Servicer pursuant to Section 4.1(g) an amount equal to the sum of:

            (A) the aggregate portion of Payaheads constituting Scheduled Payments with respect to the preceding Collection Period and prepayments in full received during the preceding Collection Period, as required by Sections 4.3 and 4.4(a); and

            (B) the Payahead Balance, if any, relating to any Purchased Receivable;

                  (ii) From the Collection Account to the Payahead Account or, if the Monthly Remittance Conditions are then satisfied, to the Servicer, the aggregate Payaheads received during the preceding Collection Period, as required by Section 4.3.

            (b) On each Determination Date, the Servicer shall calculate the Available Funds, the Total Servicing Fee, the Accrued Note Interest for each Class of Notes, the Principal Distribution Amount, the Last Scheduled Payment Principal Collections, the Negative Carry Amount, if any, in each case with respect to the following Payment Date. In addition, on each Determination Date the Servicer shall calculate the following amounts with respect to such Payment Date:

             (i) an amount equal to the lesser of (x) the amount, if any, by which the aggregate amount payable to the Servicer out of the Collection Account on such Payment Date as reimbursement for Actuarial Advances pursuant to Section 4.4(d) and for Last Scheduled Payment Advances pursuant to Section 4.4(e) exceeds the amount in the Collection Account available for such purpose (without giving effect to any deposits thereto from amounts in the Reserve Account but giving effect to all other deposits to the Collection Account required to be made on such Payment Date) and (y) the Reserve Account Amount for such Payment Date (without giving effect to any deposits of Total Available Funds but giving effect to all other deposits to the Reserve Account on such Payment Date) (the "Reserve Account Advance Draw Amount");

             (ii) an amount equal to the lesser of (x) the amount, if any, by which the Total Required Payment for such Payment Date exceeds the Available Funds for such Payment Date and (y) an amount equal to the Reserve Account Amount (without giving effect to any deposits of Total Available Funds on such Payment Date) for such Payment Date, less the Reserve Account Advance Draw Amount for such Payment Date (the "Reserve Account TRP Draw Amount");

             (iii) the Total Available Funds for such Payment Date; and

             (iv) the Reserve Account Amount with respect to such Payment Date after giving effect to the Reserve Account Advance Draw Amount and the Reserve Account TRP Draw Amount for such Payment Date, and the difference, if any, between the Reserve Account Amount and the Specified Reserve Balance for such Payment Date.

            (c) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) to withdraw the Total Available Funds on deposit in the Collection Account for the related Collection Period and make the following payments and deposits for such Payment Date in the following order of priority:

                  (i)  to the Servicer, the Total Servicing Fee;

                  (ii) to the Note Payment Account, the Accrued Note Interest for the Class A Notes;

                  (iii) to the Note Payment Account, the Accrued Note Interest for the Class B Notes;

                  (iv) to the Note Payment Account, the Principal Distribution Amount;

                  (v) to the Reserve Account, the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Balance; and

                  (vi) to the Certificate Distribution Account, any remaining portion of the Total Available Funds.

            SECTION 4.7 Reserve Account. (a) The Seller shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Reserve Account". The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Seller will deposit the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding and Reinvestment Account and deposit to the Reserve Account on such Subsequent Transfer Date an amount equal to the applicable Subsequent Reserve Account Deposit as provided in Section 4.8(a). The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (the "Reserve Account Property") has been conveyed by the Seller to the Trust pursuant to Sections 2.1(a) and
(b). Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture.

            The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account, in Permitted Investments that mature not later than the Business Day immediately preceding the next Payment Date, and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, upon the written direction of the Servicer, be paid to the Seller on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Specified Reserve Balance. In the event the Reserve Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            (b)   With respect to any Reserve Account Property:

                  (i) any Reserve Account Property that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                  (ii) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

                  (iii) except for any deposit accounts specified in clause
      (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

            (c) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Specified Reserve Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Seller; provided that the Indenture Trustee and the Owner Trustee hereby release, on each Payment Date, their security interest in, to and under Reserve Account Property distributed to the Seller.

            (d) Following the payment in full of the aggregate principal balance of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders or Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

            SECTION 4.8 Pre-Funding and Reinvestment Account. (a) On the Closing Date, the Seller shall deposit in the Pre-Funding and Reinvestment Account $230,699,383.96 from the net proceeds of the sale of the Notes. On or prior to the Business Day immediately preceding each Subsequent Transfer Date, the Servicer shall calculate the following amounts and instruct the Indenture Trustee to withdraw such amounts from the Pre-Funding and Reinvestment Account on such Subsequent Transfer Date: (i) an amount equal to the aggregate Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date less an amount equal to the sum of the amounts described in clauses (ii) through (iv) of this sentence, which amount the Indenture Trustee shall distribute to the Seller on such Subsequent Transfer Date, (ii) the Subsequent Reserve Account Deposit for such Subsequent Transfer Date, which amount the Indenture Trustee shall deposit to the Reserve Account on behalf of the Seller on such Subsequent Transfer Date, (iii) if the Yield Supplement Account has not been replaced by a Yield Supplement Letter of Credit on or prior to such Subsequent Transfer Date, the Subsequent Yield Supplement Account Deposit for such Subsequent Transfer Date, which amount the Indenture Trustee shall deposit to the Yield Supplement Account on behalf of the Seller on such Subsequent Transfer Date, and (iv) the Subsequent Payahead Account Deposit, which amount the Indenture Trustee shall deposit to the Payahead Account on behalf of the Seller on such Subsequent Transfer Date.

            (b) If the Pre-Funded and Excess Cash Amount has not been reduced to zero on the Payment Date on which the Pre-Funding and Reinvestment Period ends (or, if the Pre-Funding and Reinvestment Period does not end on a Payment Date, on the first Payment Date following the end of the Pre-Funding and Reinvestment Period), after giving effect to any reductions in the Pre-Funded and Excess Cash Amount on such date pursuant to paragraph (a), the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding and Reinvestment Account on such Payment Date (or, if the Pre-Funding and Reinvestment Period does not end on a Payment Date, on the first Payment Date following the end of the Pre-Funding and Reinvestment Period), the amount remaining in the Pre-Funding and Reinvestment Account at such time exclusive of the Pre-Funding and Reinvestment Account Investment Earnings, if any, for the related Collection Period (such remaining amount being the "Remaining Pre-Funded and Excess Cash Amount") and deposit such amount in the Collection Account for inclusion in the Available Funds for such Payment Date. The Pre-Funding and Reinvestment Account Investment Earnings for the related Collection Period (together with any other interest and other income (net of losses and expenses) earned on amounts on deposit in the Pre-Funding and Reinvestment Account that are on deposit in the Pre-Funding and Reinvestment Account) shall be deposited to the Collection Account.

            SECTION 4.9 Negative Carry Account. On the Closing Date, the Seller shall deposit the Negative Carry Account Initial Deposit into the Negative Carry Account. On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the lesser of (x) the amount, if any, on deposit in the Negative Carry Account on such Payment Date and (y) the Negative Carry Amount, if any, for such Payment Date. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal therefrom of the Negative Carry Amount, if any, for such Payment Date) is greater than the Required Negative Carry Account Balance for such Payment Date, the excess shall be released to the Seller on such Payment Date. On the Payment Date on which the Pre-Funding and Reinvestment Period ends (or, if the Pre-Funding and Reinvestment Period does not end on a Payment Date, on the first Payment Date following the end of the Pre-Funding and Reinvestment Period), the Servicer shall instruct the Indenture Trustee to release to the Seller on such Payment Date all amounts remaining on deposit in the Negative Carry Account after giving effect to any withdrawals of the Negative Carry Amount on such Payment Date.

            SECTION 4.10 Net Deposits. As an administrative convenience only, unless the Servicer is required to remit collections pursuant to the first sentence of Section 4.2(a), the Seller and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions to be made to the Seller or the Servicer with respect to such Collection Period. Nonetheless, such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

            SECTION 4.11 Statements to Noteholders and Certificateholders. On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement in substantially the forms of Exhibits B and C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal paid to each Class of Notes and to the Certificates;

                  (ii) the amount of such distribution allocable to interest paid to each Class of Notes;

                  (iii)  the Yield Supplement Amount;

                  (iv) the amount of the Total Servicing Fee with respect to the related Collection Period;

                  (v) the aggregate outstanding principal balance of each Class of Notes, the applicable Note Pool Factor, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the Pool Balance, the Level Pay Pool Balance and the Last Scheduled Payment Pool Balance, in each case as of the close of business on the last day of the related Collection Period;

                  (vii) the amounts of the Interest Carryover Shortfall, if any, for the next Payment Date and the portion thereof attributable to each Class of Notes;

                  (viii) the amount of the aggregate Realized Losses, if any, with respect to the related Collection Period;

                  (ix) the balance of the Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                  (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period;

                  (xi) the amount of Actuarial Advances and Last Scheduled Payment Advances, if any, with respect to the related Collection Period;

                  (xii) for each such Payment Date during the Pre-Funding and Reinvestment Period, (A) the amount, if any, withdrawn from the Pre-Funding and Reinvestment Account to purchase Subsequent Receivables during the related Collection Period, (B) the remaining Pre-Funded and Excess Cash Amount, if any, (C) the Negative Carry Amount, if any, for the related Collection Period, and (D) the amount remaining on deposit in the Negative Carry Account, if any, after all withdrawals, if any, made on such Payment Date;

                  (xiii) for each Payment Date during the Pre-Funding and Reinvestment Period, the excess, if any, of the Minimum Adjusted Principal Balance of Long Deferment Period Receivables, as of the last day of the preceding Collection Period, over the sum of (x) the aggregate Adjusted Principal Balance of Long Deferment Period Receivables, as of the last day of the preceding Collection Period,
      (y) the aggregate Adjusted Principal Balance of Reinvested Receivables as of the last day of the preceding Collection Period, and (z) the Pre-Funded and Excess Cash Amount as of the last day of the preceding Collection Period;

                  (xiv) for each Payment Date during the Pre-Funding and Reinvestment Period, the excess, if any, of the Minimum Adjusted Receivables Principal Balance, over the Adjusted Principal Balance of all Receivables, in each case, as of the last day of the preceding Collection Period;

                  (xv) the Required Reinvestment Amount for the preceding Collection Period;

                  (xvi) for the first Payment Date on or immediately following the end of the Pre-Funding and Reinvestment Period, the remaining Pre-Funded and Excess Cash Amount, if any.

            Each amount set forth on the Payment Date statement pursuant to clauses (i), (ii), (iii), (iv) and (vii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

            SECTION 4.12 Control of Securities Accounts. Notwithstanding anything else contained herein, the Trust agrees that each of the Collection Account, the Pre-Funding and Reinvestment Account, the Note Payment Account, the Reserve Account, the Negative Carry Account and the Yield Supplement Account will only be established at a Qualified Institution or Qualified Trust Institution that agrees substantially as follows: (i) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC; i.e., orders directing the transfer or redemption of any financial asset) relating to such accounts issued by the Indenture Trustee without further consent by the Seller or the Trust; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.

            SECTION 4.13 Pre-Funding and Reinvestment Period.

            (a) On or prior to each Determination Date during the Pre-Funding and Reinvestment Period, the Servicer shall determine the Required Reinvestment Amount for the related Collection Period. If the Required Reinvestment Amount for any Collection Period is greater than zero, the Servicer also shall determine, on or prior to such Determination Date, (i) the aggregate Adjusted Principal Balance of Eligible Receivables available to be transferred to the Trust on or prior to the related Payment Date, (ii) the Excess Cash, if any, for such Collection Period, and (iii) the Required Negative Carry Amount for such Payment Date after giving effect to any deposit of Excess Cash to the Pre-Funding and Reinvestment Account on the related Payment Date.

            (b) If the Required Reinvestment Amount for any Collection Period is greater than zero, the Servicer shall, or shall direct the Indenture Trustee to, withdraw from the Collection Account on the Business Day preceding the following Payment Date an amount equal to the lesser of
(x) the Required Reinvestment Amount for such Collection Period and (y) the aggregate Adjusted Principal Balance of Eligible Receivables available to be transferred to the Trust on such date (the "Reinvested Amount") and pay such amount to the Seller against transfer to the Trust of such Receivables on such date.

            (c) If the Excess Cash for any Collection Period is greater than zero, the Servicer shall determine whether there is a Negative Carry Account Shortfall after giving effect to any deposit of such Excess Cash to the Pre-Funding and Reinvestment Account. Within two Business Days of each Determination Date during the Pre-Funding and Reinvestment Period, the Servicer shall inform the Seller of the amount of any Negative Carry Account Shortfall. Pursuant to Section 5.6(c) of the Purchase Agreement, MMCA shall have the option, but not the obligation, to pay to the Seller the amount of any such Negative Carry Account Shortfall by depositing such amount to the Negative Carry Account on or prior to the second Business Day preceding the Payment Date following such Determination Date. If MMCA makes such deposit, then the Servicer shall direct the Indenture Trustee to withdraw from the Collection Account and deposit to the Pre-Funding and Reinvestment Account on the Business Day preceding the Payment Date following such Determination Date an amount equal to the Excess Cash for the preceding Collection Period. If an amount equal to the Negative Carry Account Shortfall shall not have been deposited to the Negative Carry Account on or prior to such date, the Excess Cash shall be included in the Available Funds for the following Payment Date.


                                 ARTICLE V

                   YIELD SUPPLEMENT LETTER OF CREDIT AND
                        THE YIELD SUPPLEMENT ACCOUNT

            SECTION 5.1 Yield Supplement Letter of Credit and the Yield Supplement Account. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company), which shall be designated as the "Yield Supplement Account" (the Yield Supplement Account, together with the Payahead Account, the Collection Account, the Pre-Funding and Reinvestment Account, the Note Payment Account, the Reserve Account and the Negative Carry Account, the "Trust Accounts"). Amounts on deposit in the Yield Supplement Account will be used for the payment of any Yield Supplement Amounts required to be paid on any Payment Date pursuant to the Yield Supplement Agreement which MMCA has not paid as of such Payment Date. The Yield Supplement Account shall be under the sole dominion and control of the Indenture Trustee provided, that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Yield Supplement Account in accordance with this Agreement and the Yield Supplement Agreement. On the Closing Date, the Seller shall deposit an amount equal to the Initial Yield Supplement Amount into the Yield Supplement Account from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding and Reinvestment Account and deposit to the Yield Supplement Account an amount equal to the applicable Subsequent Yield Supplement Account Deposit unless the Yield Supplement Account has been replaced by a Yield Supplement Letter of Credit on or prior to such Subsequent Transfer Date, in which case the Servicer shall cause the amount available to be drawn under the Yield Supplement Letter of Credit as of such Subsequent Transfer Date to be no less than the Specified Yield Supplement Account Balance as of such Subsequent Transfer Date after giving effect to the transfer to the Trust of the related Subsequent Receivables. To the extent, on any Payment Date, the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made on such Payment Date, but exclusive of net investment income) is greater than the Specified Yield Supplement Account Balance for such Payment Date, then, in such event, the Servicer shall instruct the Indenture Trustee in writing to pay such excess amount to the Seller.

            All amounts held in the Yield Supplement Account shall be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Yield Supplement Account in Permitted Investments that mature not later than the Business Day immediately preceding the next Payment Date and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Yield Supplement Account shall be withdrawn from the Yield Supplement Account at the written direction of the Servicer and shall be paid to the Seller. In the event that the Yield Supplement Account is no longer to be maintained at the corporate trust department of Bank of Tokyo - Mitsubishi Trust Company, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Yield Supplement Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

            The Seller hereby sells, conveys and transfers to the Trust the Yield Supplement Account, all funds and investments on deposit therein or credited thereto and all proceeds thereof, subject, however, to the limitations set forth below.

            Pursuant to the Indenture, the Trust will pledge its rights under the Yield Supplement Agreement (including its rights to amounts on deposit in the Yield Supplement Account) to the Indenture Trustee to secure its obligations under the Notes and the Indenture. Such sale, conveyance and transfer of the Yield Supplement Account by the Seller to the Trust, and such pledge by the Trust of its rights to amounts in the Yield Supplement Account to the Indenture Trustee, shall be subject to the following limitations:

                  (i) All or a portion of the Yield Supplement Account may be invested and reinvested in the manner specified in Section 5.1(a) in accordance with written instructions from the Servicer. All such investments shall be made in the name of the Indenture Trustee and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Indenture Trustee to the Seller upon written direction of the Servicer as specified in Section 5.1(a);

                  (ii) If, with respect to any Collection Period, MMCA shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount on the date required by the Yield Supplement Agreement, the Indenture Trustee not later than 10:00 a.m. (New York City time) on the Payment Date, shall, upon the written direction of the Servicer, withdraw from the Yield Supplement Account and deposit into the Collection Account the amount of the shortfall between the amount of funds that are required to be remitted by MMCA with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted and to the extent of any remaining shortfall, the Indenture Trustee shall withdraw an amount equal thereto from the Reserve Account, and deposit such amounts in the Collection Account; and

                  (iii) Upon termination of this Agreement in accordance with Section 9.1 or (a) in the event that the Seller obtains a Yield Supplement Letter of Credit or (b) the Seller otherwise satisfies the requirements with respect to the Yield Supplement Agreement established by the Rating Agencies, in either case as evidenced by satisfaction of the Rating Agency Condition and an Officer's Certificate of the Seller that all conditions to the liquidation of the Yield Supplement Account have been satisfied, any amounts on deposit in the Yield Supplement Account shall, upon written request of the Seller, be paid to the Seller.

            (b) If a Yield Supplement Letter of Credit has been obtained by MMCA, and if, with respect to any Collection Period, MMCA shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount, upon written notice by the Servicer of such failure (which notice shall be given no later than 10:00 a.m. (New York City time) on the Payment Date for such Collection Period), the Indenture Trustee shall draw on the Yield Supplement Letter of Credit in accordance with the terms thereof, in the amount of the shortfall between the amount of funds with respect to the Yield Supplement Amount that are required to be remitted by MMCA with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted as set forth in the Servicer's Certificate. Any such draw on the Yield Supplement Letter of Credit shall be made after receipt of the related Servicer's Certificate on or before 11:00 a.m. (New York City time) on the Payment Date for such Collection Period. Upon receipt of a request for a draw by the Indenture Trustee under the Yield Supplement Letter of Credit, the Letter of Credit Bank is to promptly make a payment to the Indenture Trustee in an amount equal to the Yield Supplement Amount (minus payments made on the Yield Supplement Agreement), and the Indenture Trustee shall deposit into the Collection Account pursuant to Section 4.5 the amount received from the Letter of Credit Bank in respect of such drawing. The Servicer shall include in each Servicer's Certificate, or in an Officer's Certificate provided to the Indenture Trustee with each Servicer's Certificate, the Stated Amount (as defined in the Yield Supplement Letter of Credit) of the Yield Supplement Letter of Credit as of the close of business on the last day of the Collection Period preceding the date of such Servicer's Certificate. In the event that the rating of the Letter of Credit Bank declines below the Required Rating, the Servicer shall promptly notify the Indenture Trustee in writing of such decline, and upon receipt of such notification, the Indenture Trustee shall, unless a suitable replacement letter of credit shall have been delivered, promptly draw the full amount available under the Yield Supplement Letter of Credit and deposit such amount in the Yield Supplement Account.

                                 ARTICLE VI

                                 THE SELLER

            SECTION 6.1 Representations, Warranties and Covenants of Seller. The Seller makes the following representations, warranties and covenants on which the Trust is deemed to have relied in acquiring the Trust Property. The representations, warranties and covenants speak as of the Closing Date in the case of the Initial Receivables and the other Trust Property related thereto, and as of the related Subsequent Transfer Date in the case of the Subsequent Receivables and the other Trust Property related thereto, and shall survive the sale of the Trust Property to the Trust and the pledge thereof by the Trust to the Indenture Trustee pursuant to the
Indenture:

            (a) Organization and Good Standing. The Seller has been duly established and is validly existing as a business trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

            (b) Due Qualification. The Seller is duly qualified to do business as a foreign business trust in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

            (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been, and the execution, delivery and performance of each Second-Tier Subsequent Assignment has been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

            (d) Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer and assignment of the Initial Receivables and the other Trust Property related thereto conveyed by the Seller to the Trust hereunder and this Agreement together with each Second-Tier Subsequent Assignment will effect a valid sale, transfer and assignment of the related Subsequent Receivables and the other Trust Property related thereto, in each case enforceable against creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party constitute, and each Second-Tier Subsequent Assignment when executed and delivered by the Seller will constitute, legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

            (e) No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of trust or amended and restated trust agreement of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

            (f) No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes, the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) that may adversely affect the Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

            (g) Florida Securities and Investor Protection Act. In connection with the offering of the Notes in the State of Florida, the Seller hereby certifies that it has complied with all provisions of Section
517.075 of the Florida Securities and Investor Protection Act.

            SECTION 6.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

            (a) The Seller shall indemnify, defend, and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

            (b) The Seller shall indemnify, defend, and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of Federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

            (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability:
(i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; (ii) in the case of the Owner Trustee shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture.

            (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

            (e) Indemnification under this Section 6.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

            SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3, and (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

            SECTION 6.4 Limitation on Liability of Seller and Others. The Seller, and any director or officer or employee or agent of the Seller, may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

            SECTION 6.5 Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes not to exceed 20% (calculated on an aggregate basis of the Seller and any Affiliates which are owners or pledgees of the Notes) of the Outstanding Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.


                                ARTICLE VII

                                THE SERVICER

            SECTION 7.1 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trust is deemed to have relied in acquiring the Trust Property, and such representations and warranties speak as of the Closing Date, in the case of the Initial Receivables and the other Trust Property related thereto, and as of the related Subsequent Transfer Date, in the case of the Subsequent Receivables and the other Trust Property related thereto, and shall survive the sale of the Trust Property to the Trust and the pledge thereof by the Trust pursuant to the Indenture:

            (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

            (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

            (d) Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

            (e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Servicer, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation applicable to the Servicer or its properties of any Federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

            (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Servicer or its properties:
(a) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes, or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (d) that may adversely affect the Federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

            SECTION 7.2 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

            (a) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

            (b) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates and the issuance of the Certificates, or asserted with respect to ownership of the Receivables, or Federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

            (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party (except for errors in judgment), or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

            (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee, as applicable, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; (b) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable; (c) in the case of the Owner Trustee, shall arise from the Owner Trustee's breach of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or, in the case of the Indenture Trustee, from the Indenture Trustee's breach of any of its representations or warranties set forth in the Indenture; or (d) in the case of the Indenture Trustee, shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

            In addition to the foregoing indemnities, if the Owner Trustee or the Indenture Trustee is entitled to indemnification by the Seller pursuant to Section 6.2 and the Seller is unable for any reason to provide such indemnification to the Owner Trustee or the Indenture Trustee, then the Servicer shall be liable for any indemnification that the Owner Trustee or the Indenture Trustee is entitled to under Section 6.2.

            For purposes of this Section 7.2, in the event of the termination of the rights and obligations of MMCA (or any successor thereto pursuant to Section 8.2) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.2.

            Indemnification under this Section 7.2 by MMCA (or any successor thereto pursuant to Section 8.2) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

            SECTION 7.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 7.3, and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to fully preserve and protect such interests. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 7.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

            SECTION 7.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

            (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

            SECTION 7.5 Servicer Not to Resign. Subject to the provisions of Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of the Servicer in accordance with Section 8.2 and (ii) become the Administrator under the Administration Agreement pursuant to Section 8 thereof.

            SECTION 7.6 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                                ARTICLE VIII

                           SERVICING TERMINATION

            SECTION 8.1 Events of Servicing Termination. (a) The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                  (i) Any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the earlier of three
      (3) Business Days from the date such Servicer's Certificate was due to be delivered and the related Payment Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which shall continue unremedied for a period of five (5) Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date); or

                  (ii) Any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenant or agreement set forth in the Notes, the Certificates, or in this Agreement, which failure shall materially and adversely affect the rights of Noteholders or Certificateholders and continue unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee or to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the principal balance of the then Notes Outstanding, in the aggregate, or 25% of the Certificate Balance; or

                  (iii) The entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Seller or the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty
      (60) consecutive days; or

                  (iv) The consent by the Seller or the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Seller or the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Seller or the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Seller or the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Seller or the Servicer of payment of its obligations; or

                  (v)  The failure by the Servicer to be an Eligible Servicer;

then, and in each and every case and for so long as an Event of Servicing Termination shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 51% of the aggregate principal amount of the Notes Outstanding, voting as a group, or if no Notes are Outstanding, the Owner Trustee pursuant to the Trust Agreement by notice then given in writing to the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or a successor Servicer appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Owner Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Indenture Trustee or such successor Servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request. All reasonable costs and expenses incurred by the successor Servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

            (b) If any of the foregoing Events of Servicing Termination occur, the Indenture Trustee and the Owner Trustee shall have no obligation to notify Noteholders, Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

            SECTION 8.2 Indenture Trustee to Act; Appointment of Successor Servicer. Upon the Servicer's resignation pursuant to Section 7.5 or upon the Servicer's receipt of notice of termination as Servicer pursuant to
Section 8.1, the Indenture Trustee (or an Affiliate of the Indenture Trustee that is an Eligible Servicer appointed by the Indenture Trustee) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement (provided that neither the Indenture Trustee nor any other successor Servicer shall have any obligation, but may elect, to make available to an Obligor any refinancing of a Last Scheduled Payment in the manner specified in the last sentence of Section 3.2(e) hereof), and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given, except that all collections shall be deposited in the Collection Account within two (2) Business Days of receipt and shall not be retained by the Servicer. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree, which, in no event, shall be greater than that payable to MMCA as Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession including, but not limited to, making arrangements in respect of the last sentence of Section 3.2(e) of this Agreement. The Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

            SECTION 8.3 Effect of Servicing Transfer. (a) After the transfer of servicing hereunder, the Indenture Trustee or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

            (b) Except as provided in Section 8.2 after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing
Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements.

            (c) Any successor Servicer shall provide the Seller with access to the Receivable Files and to the successor Servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

            SECTION 8.4 Notification to Noteholders and Certificateholders. Upon any notice of an Event of Servicing Termination or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their addresses of record and to the Rating Agencies.

            SECTION 8.5 Waiver of Past Events of Servicing Termination. The Holders of Notes evidencing not less than 51% of the Notes Outstanding or the Holders of Certificates evidencing not less than 51% of the Certificate Balance (in the case of an Event of Servicing Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Trust Accounts and the Certificate Distribution Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

                                 ARTICLE IX

                                TERMINATION

            SECTION 9.1 Optional Purchase of All Receivables. (a) On each Payment Date following the last day of a Collection Period as to which the Pool Balance shall be less than or equal to the Optional Purchase Percentage (expressed as a seven-digit decimal) multiplied by the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Servicer shall notify the Owner Trustee and the Indenture Trustee no later than the fifteenth day of the month immediately preceding the month in which such repurchase is to be effected and shall deposit an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held in the Trust other than in the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture
Trustee, into the Collection Account on the Payment Date occurring in the month in which such repurchase is to be effected. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the second preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and all accrued but unpaid interest (including any overdue interest) thereon and the Certificate Balance. The Purchase Amount, any Negative Carry Amount and any Yield Supplement Amounts for such Payment Date, plus to the extent necessary all amounts in the Reserve Account, shall be used to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

            (b) Unless otherwise required by the Rating Agencies as set forth in writing delivered to the Owner Trustee and the Indenture Trustee, if at the time the Servicer exercises its purchase option hereunder the Servicer's long-term unsecured debt has a rating lower than investment grade by the Rating Agencies, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee on such Payment Date a letter from an Independent investment bank or an Independent public accountant to the effect that the price paid by the Servicer for the Receivables at the time of transfer pursuant to such purchase option represented a fair market price for such Receivables.

            (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder, and the Indenture Trustee will continue to carry out its obligations hereunder with respect to the Certificateholders, including without limitation making distributions from the Payahead Account and the Collection Account in accordance with Section 4.6 and making withdrawals from the Reserve Account in accordance with Sections 4.5(b) and 4.7.

                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

            SECTION 10.1 Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions in this Agreement, or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder or Certificateholder.

            (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than 51% of Outstanding Amount of all of the Notes, voting as a group, and the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change the Note Interest Rate or the Specified Reserve Balance, without the consent of all adversely affected Noteholders or Certificateholders, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes and Certificates affected thereby or (c) adversely affect the rating of any Class of Notes by the Rating Agencies without the consent, as applicable, of Noteholders evidencing not less than 66-2/3% of the Notes of such Class Outstanding.

            (c) Prior to the execution of any amendment or consent pursuant to Section 10.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

            (d) Promptly after the execution of any amendment or consent pursuant to this Section 10.1, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

            (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the Federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or Certificate or any Holder thereof, and (C) will not cause the Trust to be taxable as a corporation for Federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer's Certificate of the Servicer that all conditions to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

            SECTION 10.2 Protection of Title to Trust. (a) The Seller or Servicer, or both, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller or Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller or the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

            (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

            (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account, Payahead Account, the Reserve Account and the Yield Supplement Account.

            (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust and the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

            (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or sports-utility vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, compact disks, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust and has been pledged to the Indenture Trustee unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

            (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

            (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedules of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

            (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

            (1) promptly after the execution and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

            (2) within ninety (90) days after the beginning of each calendar year commencing in the year 2001, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

            Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

            (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

            SECTION 10.3 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

            SECTION 10.4 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in Section 10.12 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee, (b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee,
(d) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (e) in the case of S&P, at the following address: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

            SECTION 10.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates, or the rights of the Holders thereof.

            SECTION 10.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Holders of Notes evidencing not less than 66-2/3% of the Outstanding Amount of the Notes and the Holders of Certificates evidencing not less than 66-2/3% of the Certificate Balance and any such assignment without the required consents shall be null and void.

            SECTION 10.7 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

            SECTION 10.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            SECTION 10.9 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of Noteholders pursuant to the Indenture.

            SECTION 10.10 Actions by Noteholder or Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

            (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

            SECTION 10.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

            SECTION 10.12 Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be Executive Vice President and Treasurer, Mitsubishi Motors Credit of America, Inc., 6363 Katella Avenue, Cypress, California 90630-5205, mailing address: P.O. Box 6038, Cypress, California 90630-0038.

            SECTION 10.13 No Bankruptcy Petition; Subordination; Claims Against Seller. The Owner Trustee, the Indenture Trustee, the Trust and the Servicer each covenants and agrees that:

            (a) prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law;

            (b) any claim that it may have at any time against the Subtrust Assets of any Subtrust unrelated to the Receivables, and any claim that it may have at any time against the Seller that it may seek to enforce against the Subtrust Assets of any Subtrust unrelated to the Receivables, shall be subordinate to the payment in full, including post-petition interest, in the event that the Seller becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities related to such unrelated Subtrust and the holders of any other notes, bonds, contracts or other obligations that are related to such unrelated Subtrust; and

            (c) it hereby irrevocably makes the election afforded by Title 11 United States Code Section 1111(b)(1)(A)(i) to secured creditors to receive the treatment afforded by Title 11 United States Code Section 1111(b)(2) with respect to any secured claim that it may have at any time against the Seller. The obligations of the Seller under this Agreement are limited to the related Subtrust and the related Subtrust Assets. This
Section 10.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termination of such Agreement.

            SECTION 10.14 Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bank of Tokyo - Mitsubishi Trust Company, not in its individual capacity but solely as Indenture Trustee, and in no event shall Bank of Tokyo - Mitsubishi Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.


            IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              MMCA AUTO RECEIVABLES TRUST,
                              as Seller,


                              By: /s/ Hideyuki Kitamura
                                  --------------------------------------------
                                  Name:  Hideyuki Kitamura
                                  Title: Secretary and Treasurer



                              MMCA AUTO OWNER TRUST 2000-1

                              By: WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely
                                  as Owner Trustee


                              By: /s/ W. Chris Sponenberg
                                  --------------------------------------------
                                  Name:  W. Chris Sponenberg
                                  Title: Assistant Vice President



                              MITSUBISHI MOTORS CREDIT OF
                              AMERICA, INC., as Servicer


                              By:  /s/ C. A. Tredway
                                   -------------------------------------------
                                   Name:  C. A. Tredway
                                   Title: Executive Vice President and
                                          General Manager




Accepted and agreed:

BANK OF TOKYO - MITSUBISHI TRUST COMPANY, as Indenture Trustee


By: /s/ F. Galarraga
    ----------------------
    Name:  F. Galarraga
    Title: Trust Officer




                                                                    SCHEDULE A


                [SCHEDULE OF INITIAL RECEIVABLES PROVIDED TO
                 THE INDENTURE TRUSTEE ON THE CLOSING DATE,
                       WHICH MAY BE ON COMPUTER TAPE,
                        COMPACT DISK, OR MICROFICHE]





                                                                    SCHEDULE B


                       Locations of Receivables Files


Corporate Office
6363 Katella Avenue
P.O. Box 6038
Cypress, CA  90630-5205

National Service Center
10805 Holder Street, Third Floor
P.O. Box 6043
Cypress, CA  90630-0040





                                                                     EXHIBIT A


                      [FORM OF SERVICER'S CERTIFICATE]


            The undersigned certifies that he is a [title] of Mitsubishi Motors Credit of America, Inc., a corporation in good standing under the laws of the state of its incorporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.9 of the Sale and Servicing Agreement, dated as of , by and among the Company, as Servicer, MMCA Auto Receivables Trust, as Seller, and MMCA Auto Owner Trust 2000-1 (the "Sale and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement), and further certifies that:

                  (a) The Servicer's report for the period from [__________] to [____________] attached to this certificate is complete and accurate and contains all information required by
      Section 3.9 of the Sale and Servicing Agreement; and

                  (b) As of the date hereof, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

            IN WITNESS WHEREOF, I have affixed hereunto my signature and the corporate seal of the Company this [______] day of [____________, ____].

                              MITSUBISHI MOTORS CREDIT
                                    OF AMERICA, INC.


                              By:
                                    ------------------------------------------
                                    Name:
                                    Title:




                                                                     EXHIBIT B


                      [FORM OF STATEMENT TO NOTEHOLDERS]





                                                                     EXHIBIT C


                 [FORM OF STATEMENT TO CERTIFICATEHOLDERS]




                                                                     EXHIBIT D


                    [FORM OF YIELD SUPPLEMENT AGREEMENT]


MMCA Auto Receivables Trust
6363 Katella Avenue
Cypress, California  90630-5205

                  Re:  MMCA Auto Owner Trust 2000-1

Ladies and Gentlemen:

            We hereby confirm arrangements made as of the date hereof with you to be effective upon (i) receipt by us of the enclosed copy of this letter agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "Yield Supplement Agreement"), executed by you, and (ii) execution of the Purchase Agreement referred to below and payment of the purchase price specified thereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase Agreement, dated as of (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), between Mitsubishi Motors Credit of America, Inc., as seller (the "Seller"), and MMCA Auto Receivables Trust, as purchaser (the "Purchaser").

            1. On or prior to the Determination Date preceding each Payment Date, the Servicer shall notify the Purchaser and the Seller of the Yield Supplement Amount for such Payment Date.

            2. In consideration for the Purchaser entering into the Purchase Agreement and the purchase price paid to the Seller for the Receivables under the Purchase Agreement, we agree to make a payment of the Yield Supplement Amount to the Purchaser, or to the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, on the Business Day prior to each Payment Date.

            3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Purchaser or the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, may designate in writing to the Seller, prior to the relevant Payment Date.

            4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

            5. Pursuant to the Sale and Servicing Agreement, the Purchaser will sell, transfer, assign and convey its interest in this Yield Supplement Agreement to MMCA Auto Owner Trust 2000-1 (the "Trust"), and the Seller hereby acknowledges and consents to such sale, transfer, assignment and conveyance. Concurrent with such sale, transfer, assignment and conveyance, pursuant to the Indenture, the Trust will pledge its rights under this Yield Supplement Agreement, along with certain other assets of the Trust, to Bank of Tokyo - Mitsubishi Trust Company, as Indenture Trustee, to secure its obligations under the Notes and the Indenture, and the Seller hereby acknowledges and consents to such pledge. The Seller hereby agrees, for the benefit of the Trust, that following such sale, transfer, assignment, conveyance and pledge, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of Wilmington Trust Company, as Owner Trustee on behalf of the Trust, and, prior to the payment in full of the Notes, the Indenture Trustee.

            6. This Yield Supplement Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

            7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

            If to the Purchaser:
            -------------------

            MMCA Auto Receivables Trust
            6363 Katella Avenue
            Cypress, California  90630-5205
            Attention:  Secretary/Treasurer
            Telephone:  714-236-1614
            Telecopy:  714-236-1600

            If to the Seller:
            ----------------

            Mitsubishi Motors Credit of America, Inc.
            6363 Katella Avenue
            Cypress, California  90630-5205
            Attention:  Executive Vice President and Treasurer
            Telephone:  (714) 236-1500
            Telecopy:  (714) 236-1300

            8. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

            If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                              Very truly yours,

                              MITSUBISHI MOTORS CREDIT
                                  OF AMERICA, INC.,
                                  as Seller


                              By:
                                    ------------------------------------------
                                    Name:
                                    Title:

Agreed and accepted as of
the date first above written:

MMCA AUTO RECEIVABLES TRUST,
      as Purchaser


By:
    ---------------------------
    Name:
    Title:



                                                                     EXHIBIT E


                 FORM OF SECOND-TIER SUBSEQUENT ASSIGNMENT

            For value received, in accordance with and subject to the Sale and Servicing Agreement, dated as of (the "Sale and Servicing Agreement"), among MMCA Auto Owner Trust 2000-1 (the "Trust"), MMCA Auto Receivables Trust, as the Seller (the "Seller"), and Mitsubishi Motors Credit of America, Inc., as the Servicer (the "Servicer"), the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                  (i)  the Subsequent Receivables listed on Schedule A hereto;

                  (ii) with respect to the Subsequent Receivables that are Actuarial Receivables, monies due thereunder on or after [___________, _____](the "Subsequent Cutoff Date") (including Payaheads), and, with respect to Subsequent Receivables that are Simple Interest Receivables, monies received thereunder on or after the Subsequent Cutoff Date;

                  (iii) the security interests in Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Trust in such Financed Vehicles;

                  (iv) all rights to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

                  (v) all rights to receive proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

                  (vi) all of the Seller's rights to the Receivable Files that relate to such Subsequent Receivables;

                  (vii) all payments and proceeds with respect to such Subsequent Receivables held by the Servicer;

                  (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Subsequent Receivable that is a Final Payment Receivable), guarantees and other collateral securing a Subsequent Receivable (other than a Subsequent Receivable purchased by the Servicer or repurchased by the Seller);

                  (ix) all of the Seller's rights under the related First Tier Subsequent Assignment;

                  (x) all rebates of premiums and other amounts relating to insurance policies and other items financed under such Subsequent Receivables in effect as of the Subsequent Cutoff Date; and

                  (xi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            The Seller hereby represents that as of the Subsequent Cutoff Date, the aggregate Principal Balance of the Subsequent Receivables was $[______________].

            The foregoing sale, transfer, assignment and conveyance shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors, the Dealers or any other Person with respect the Subsequent Receivables set forth in Schedule A attached hereto and the other Trust Property related thereto or any agreement, document or instrument related thereto.

            In the event that the foregoing sale, transfer, assignment and conveyance is deemed to be a pledge, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right to and interest in the Subsequent Receivables and other property described in clauses (i) through (xi) above to secure a loan deemed to have been made by the Trust to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

            This Second-Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the Seller under this Second-Tier Subsequent Assignment shall be determined in accordance with such laws.

            This Second-Tier Subsequent Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officer's Certificate of the Seller accompanying this Second-Tier Subsequent Assignment) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.


            IN WITNESS WHEREOF, the undersigned has caused this Second-Tier
Subsequent Assignment to be duly executed as of [                        ],
                                                 ------------------------
[      ].
 ------

                              MMCA AUTO RECEIVABLES TRUST


                              By:
                                  ----------------------------
                                  Name:
                                  Title:




                                                                    SCHEDULE A


            [SCHEDULE OF SUBSEQUENT RECEIVABLES PROVIDED TO THE
          INDENTURE TRUSTEE ON THE SUBSEQUENT CLOSING DATE, WHICH
           MAY BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE]



                                                                       ANNEX A


                           OFFICER'S CERTIFICATE

            The undersigned officer of MMCA Auto Receivables Trust (the "Company"), does hereby certify, pursuant to Section 2.1(d)(xvi) of the Sale and Servicing Agreement, dated as of , among MMCA Auto Owner Trust 2000-1 (the "Trust"), MMCA Auto Receivables Trust, as the Seller, and Mitsubishi Motors Credit of America, Inc., as the Servicer (as amended, supplemented or otherwise modified as of the date hereof, the "Agreement") that all of the conditions to the transfer to the Trust of the Subsequent Receivables listed on Schedule A to the Second-Tier Subsequent Assignment delivered herewith and the other property and rights related to such Subsequent Receivable, as described in Section 2.1(d) of the Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

            IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this [____] day of [__________], [____].



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title: